                               SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              Sam & Libby, Inc.
- -------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        -----------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
    (5) Total fee paid:
        -----------------------------------------------------------------------
/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         ----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         ----------------------------------------------------------------------
     (3) Filing Party:
         ----------------------------------------------------------------------
     (4) Date Filed:
         ----------------------------------------------------------------------

                               SAM & LIBBY, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 15, 1996

                             ---------------------

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of SAM & LIBBY, INC., a California corporation (the "Company"), will be held on August 15, 1996 at 9:30 a.m., local time, at the offices of the Company located at 58 West 40th Street, New York, New York 10018 for the following purposes:

        1. To consider and approve the sale of the trademarks, trade names and intellectual property rights of the Company to Maxwell Shoe Company Inc., including approval of an amendment to the Company's Articles of Incorporation in order to change the Company's name to "Utopia Marketing, Inc."

        2. To elect directors to serve for the ensuing year and until their successors are elected.

        3. To ratify the appointment of Deloitte & Touche, LLP as independent public accountants of the Company for the 1996 fiscal year.

        4. To transact such other business as may properly come before the meeting and any continuation(s) or adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on July 31, 1996, are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

    Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          THE BOARD OF DIRECTORS

New York, New York
August 1, 1996

                               SAM & LIBBY, INC.
                               ------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD AT
                               SAM & LIBBY, INC.
                              58 WEST 40TH STREET
                            NEW YORK, NEW YORK 10018

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of SAM & LIBBY, INC., a California corporation (the "Company" or "Sam & Libby"), for use at the 1996 Annual Meeting of Shareholders to be held Thursday, August 15, 1996 at 9:30 a.m., local time, and at any continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of the Company located at 58 West 40th Street, New York, New York 10018. The Company's telephone number is (212) 944-4830.

    These proxy solicitation materials and the Company's 1995 Annual Report to Shareholders (consisting of a letter from the Chief Executive Officer, the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 30, 1995 and the Company's Quarterly Report on Form 10-Q for the period ended March 30, 1996) were mailed on or about August 1, 1996, to all shareholders entitled to vote at the meeting. See also "INFORMATION INCORPORATED BY REFERENCE".

PURPOSES OF THE ANNUAL MEETING

    The purposes of the Annual Meeting are to: (1) consider and approve the sale of certain assets of the Company relating to trademarks, trade names and intellectual property to Maxwell Shoe Company Inc., including an amendment to the Company's Articles of Incorporation in order to change the Company's name to "Utopia Marketing, Inc.", (2) elect four directors to serve for the ensuing year and until their successors are duly elected and qualified, (3) ratify the appointment of Deloitte & Touche, LLP as the Company's independent accountants for the fiscal year 1996 and (4) transact such other business as may properly come before the meeting and at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    Only shareholders of record at the close of business on July 31, 1996 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding 13,741,367 shares of Common Stock.

    The following table sets forth the beneficial ownership of Common Stock of the Company as of July 12, 1996, as to (a) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock;
(b) each current director and nominee for director; (c) each executive officer named in the Summary Compensation Table; and (d) all directors and executive officers as a group:

                                                    SHARES
                                                  BENEFICIALLY PERCENTAGE OF
NAME AND ADDRESS                                   OWNED (1)       TOTAL
- ------------------------------------------------  -----------  -------------
Samuel L. Edelman (2) ..........................    6,260,822        45.6%
  58 West 40th Street
  New York, New York 10018
Louise B. Edelman (3) ..........................    5,102,822        37.1%
  58 West 40th Street
  New York, New York 10018
Braha Industries Inc. ..........................    1,369,260         9.9%
  1 East 33rd Street
  New York, New York 10016
Lane International Trading, Inc. ...............    1,369,261         9.9%
  31284 San Antonio Street, Suite 7
  Hayward, California 94544
Stuart L. Kreisler (4) .........................    1,158,000         8.4%
  58 West 40th Street
  New York, New York 10018
I. Jay Goldfarb (5).............................       12,500        *
Howard Platt....................................      --            --
Kenneth M. Sitomer (6)..........................      400,000         2.9%
Michael H. Wasserman (7)........................      --            --
All directors and officers as a group (5            6,673,322        47.5%
  persons) (8)..................................

- ------------------------
 * Less than 1.0%.

(1) The table is based upon information supplied by directors, executive officers and principal shareholders. Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to all securities shown as beneficially owned, subject to community property laws where applicable and to the information contained in the footnotes to the table.

(2) Includes 5,102,822 shares owned directly by Mr. and Ms. Edelman as community property and 1,158,000 shares owned by Mr. Kreisler, which Mr. Edelman may be deemed to beneficially own as a result of his voting rights pursuant to a shareholders agreement among the Company, Mr. Edelman, Ms. Edelman and Mr. Kreisler (the "Shareholders Agreement"). See "EXECUTIVE COMPENSATION -- Compensation Committee Interlocks and Insider Participation -- Shareholders Agreement".

(3) Includes 5,102,822 shares owned directly by Mr. and Ms. Edelman as community property.

(4) Includes 1,158,000 shares owned by Mr. Kreisler with respect to which Mr. Edelman has certain voting rights pursuant to the Shareholders Agreement.

(5) Includes 12,500 shares subject to outstanding options that are exercisable within sixty days of July 31, 1996.

(6) Includes 300,000 shares subject to outstanding options that are exercisable within sixty days of July 31, 1996.

(7) Mr. Wasserman resigned from his position as Vice President of Finance and left the Company in March 1996.

(8) Includes 312,500 shares subject to outstanding options that are exercisable within sixty days of July 31, 1996.

REVOCABILITY OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company at the Company's principal executive office, 58 West 40th Street, New York, New York 10018, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares which the shareholder is entitled to vote, or distributing the shareholder's votes under the same principle among as many candidates as the shareholder chooses, provided that votes may not be cast for more than four candidates. However, no shareholder shall be entitled to cumulate votes for any candidate unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. See "Election of Directors -- Nominees." On all other matters, each share has one vote.

    The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, the Company's directors, officers and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, telegraph or facsimile copy.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "For" or "Against" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker non-votes, the Company believes that both abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. The Company further believes that neither abstentions nor broker non-votes should be counted as shares "represented and voting" with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes in this manner. Accordingly, they will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1997 Annual Meeting of Shareholders must be received by the Company no later than February 28, 1997, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
              SALE OF CERTAIN ASSETS TO MAXWELL SHOE COMPANY INC.

    On July 2, 1996, the Company entered into an agreement (the "Agreement") with Maxwell Shoe Company Inc. ("Maxwell") to sell all right, title, benefit and interest in and to all of the Company's trademarks, trade names, service marks, logos and common law and similar rights used and/or registered in the United States and worldwide (collectively, the "Trademarks"). Pursuant to the Agreement, the Company has until April 30, 1997 to sell its existing inventory (the "Inventory") and fill any customer orders (the "Customer Orders") outstanding as of the Closing (as defined below) of the sale of the Trademarks. Thereafter, the Company shall cease to import, manufacture domestically, market, sell or distribute any goods or other products which bear, mention or note any of the Trademarks on such goods or products.

    The Company currently intends to use the proceeds from the sale of the Trademarks to repay its existing indebtedness. Following the consummation of the proposed sale of its Trademarks, the sale of the Inventory and filling of the Customer Orders, and subject to the provisions of the Non-Competition Agreement (as defined below under the caption "-- Summary of Terms of Proposed Agreement
- -- Additional Covenants of the Agreement") the Company will evaluate potential acquisitions of businesses and/or products in the men's, women's and children's footwear and apparel industries. In the event that the Company is unable to identify an appropriate acquisition, the Company intends to distribute the balance, if any, of the proceeds from the sale of the Trademarks, Inventory and filling of the Customer Orders to its shareholders.

DESCRIPTION OF THE COMPANY'S BUSINESS

    The Company designs, develops and markets women's and children's footwear, and other products primarily under its Sam and Libby-Registered Trademark- brand name. The Company markets its products to consumers who desire contemporary, fashionable products at affordable prices. These products are sold nationwide through major department stores, specialty retail stores, Company retail and outlet stores and other major retailers. The Company's products are manufactured to its specifications by independent contractors located primarily in South America, the Far East and Europe.

INFORMATION ABOUT THE PURCHASER

    Maxwell designs, develops and markets moderately priced and upper moderately priced casual and dress women's and children's footwear under its brand names. In addition, Maxwell designs and develops private label footwear for selected retailers under the retailers' own brand names. Maxwell also sells footwear close-outs that it purchases at volume discounts from other manufacturers. Maxwell sells its footwear primarily to department stores and specialty stores in the United States as well as through national catalog retailers and cable television consumer shopping channels. Maxwell's products are manufactured to its specifications by independent contractors located in the People's Republic of China, Brazil and Italy.

    Maxwell's principal executive offices are located at 101 Sprague Street, P.O. Box 37, Hyde Park, Massachusetts 02137, and its telephone number at that location is (617) 364-5090.

SUMMARY OF TERMS OF PROPOSED AGREEMENT

    The following summary of certain information contained in this Proxy Statement does not purport to be complete and is qualified in its entirety by the more detailed information contained elsewhere herein, and, in the case of the description of the Trademark and Intellectual Property Rights Sale and Purchase Agreement between the Company and Maxwell, a copy of which is attached hereto as Exhibit A (the "Agreement"), by reference to Exhibit A hereto.

    ASSETS TO BE SOLD

    The Company proposes to sell to Maxwell: (i) all right, title, benefit and interest in and to the Trademarks, together with the goodwill symbolized by and associated with the Trademarks; and (ii) all advertising, in-store point-of-purchase and promotional materials and displays ("Advertising

Material") located in all retail customer locations and the Company's retail locations. In addition, at the closing Maxwell may, at its option, purchase any Advertising Material located in the Company's warehouse in Harrisburg,
Pennsylvania, on which any of the Trademarks appear, for a purchase price equivalent to 50% of the Company's cost of such items.

    The closing (the "Closing") of the transactions contemplated under the Agreement is presently scheduled to be held no later than two business days after the 1996 Annual Meeting of Shareholders.

    CONSIDERATION FROM MAXWELL

    In exchange for these assets, pursuant to the terms of the Agreement, Maxwell will pay $5,500,000 (the "Purchase Price") to the Company as follows. On July 2, 1996 Maxwell delivered $200,000 of the Purchase Price (the "Initial Payment") to Bank of Boston, as escrow agent, to be held in escrow until the Closing, whereupon the Initial Payment will be delivered to the Company. At the Closing, Maxwell will pay an additional $5,100,000 of the Purchase Price (the "Closing Payment") to the Company. Maxwell will pay the Company the remaining $200,000 of the Purchase Price (the "Balance Payment") on April 30, 1997, if all of the obligations of the Company, Samuel L. Edelman (Chairman of the Board, President and Chief Executive Officer of the Company), Louise B. Edelman (Director and Vice President of Corporate Development of the Company) and Stuart
L.  Kreisler  (Vice Chairman  of the  Board  of the  Company) (Mr.  Edelman, Ms.
Edelman and Mr. Kreisler are herein referred to collectively as the "Executives") pursuant to the Agreement have been satisfied.

    ADDITIONAL COVENANTS OF THE AGREEMENT

    In exchange for the payment by the Company of a license fee of $1.00, Maxwell has agreed to license (the "License") certain of the Trademarks to the Company in order for the Company to be able to sell the Inventory and fill the remaining Customer Orders. The License shall be effective upon the Closing and terminate on April 30, 1997.

    Other than the sale of the Inventory and the filling of the Customer Orders, the Company has agreed that after the Closing the Company will not import, manufacture domestically, market, sell or distribute any goods or other products which bear any of the Trademarks. In addition, pursuant to the Agreement, the Company is required to change its name as well as the names of each of its subsidiaries, such that they no longer resemble their current names or contain in any way any of the Trademarks. Accordingly, simultaneously with the Closing, the Company intends to amend its Articles of Incorporation in order to change its name to "Utopia Marketing, Inc." A copy of the proposed Certificate of Amendment of the Company's Articles of Incorporation is attached hereto as Exhibit B.

    Maxwell has agreed that, at the Closing, Maxwell will reimburse the Company the amount of $11,500, which is the amount paid by the Company as a deposit for reservation of show space at the Western Shoe Association show to be held in Las Vegas, Nevada, in August 1996. Maxwell has also agreed that, at the Closing, Maxwell will reimburse the Company an amount up to $17,000, for the Company's Spring 1997 prototype samples expenses which have been invoiced and paid by the Company. In addition, Maxwell has agreed that, at the Closing, Maxwell will reimburse the Company $35,000, for sales commissions which the Company has paid to its independent sales representatives during the month of June 1996.

    The Company, Mr. Edelman and Ms. Edelman (Mr. Edelman and Ms. Edelman are referred to collectively as the "Edelmans") have also agreed with Maxwell that, at the Closing, each of the Edelmans will enter into a Non-Competition Agreement (the "Non-Competition Agreement") with Maxwell. Pursuant to the Non-Competition Agreement, except as necessary to sell the Inventory and fill the Customer Orders, the Edelmans (i) will be prohibited from participating in any branded footwear business that is competitive with Maxwell's business for the period beginning as of the Closing and ending on December 31, 1996, and (ii) will be prohibited from using or displaying the names "Sam Edelman" or "Libby Edelman", or any names similar to such names, in or on any footwear or apparel product for the period of three years after July 25, 1996.

    REASONS FOR TRANSACTION; BOARD RECOMMENDATION

    The Board of Directors believes that the sale of the Trademarks pursuant to the Agreement and the cessation of the Company's branded footwear and apparel businesses are in the best interests of the shareholders. The Board believes that, given the present circumstances, these actions will generate to the shareholders of the Company the maximum return on their investment through a combination of repayment of existing indebtedness, termination of loss generating operations, and either the commencement of a new men's, women's or children's footwear and/or apparel business or distribution to shareholders of the net proceeds from the transaction with Maxwell. The Company has experienced significant financial difficulties over the past three years, and the Board of Directors believes that these actions are necessary in order to avoid the possibility of a liquidation or bankruptcy. The Company has spent a considerable amount of time seeking alternative transactions. Several potential strategic investors in, or acquirors of, the Company's business or assets were contacted by the Company, and by Berenson Minella & Company ("Berenson Minella") during the course of its first engagement by the Company (as described below under the caption "-- Opinion of Investment Banker"). However, these efforts did not generate any interest in any potential transactions, and the few companies that did show an interest proposed transactions that the Board of Directors believes were less credible from a financial standpoint than the proposed transaction with Maxwell. The Board also believes that the Company's branded footwear business is no longer viable as a stand-alone operation. See "-- Description of Terms of Proposed Transaction -- Background and Reasons for the Proposed Transaction".

    Based on the foregoing, the Board of Directors believes that the proposed transaction with Maxwell is the best opportunity available to the Company.

    Approval of the transaction with Maxwell, which will also constitute approval of an amendment to the Company's Articles of Incorporation in order to change the Company's name to "Utopia Marketing, Inc." at the Closing, will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTION WITH MAXWELL PURSUANT TO THE AGREEMENT, AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THIS TRANSACTION.

    Pursuant to the Agreement, each of the Executives have agreed to vote the Common Stock of the Company held by them or by entities controlled by them, representing an aggregate of 6,260,822 shares, or 45.6%, of the Company's Common Stock, in favor of the transaction with Maxwell. In addition, pursuant to the Agreement, the Company must request that, to the extent that votes are necessary in order to assure that the shareholders approve the transaction with Maxwell, Braha Industries Inc. ("Braha") and Lane International Trading, Inc. ("Lane") agree to vote the Common Stock of the Company held by them in favor of the transaction with Maxwell. Braha owns 1,369,260 shares, or 9.9%, of the Company's Common Stock, and Lane owns 1,369,261 shares, or 9.9%, of the Company's Common Stock. To date, the Company has asked Lane, and Lane has agreed, to vote in favor of the transaction. See "INFORMATION CONCERNING SOLICITATION AND VOTING -- Record Date and Share Ownership by Principal Shareholders and Management".

    OPINION OF INVESTMENT BANKER

    The Company engaged Berenson Minella in November 1994 to advise and assist the Company with respect to its consideration and implementation of certain financial and strategic alternatives, including any business combination, merger or sale of stock or assets and the obtaining of additional financing. Berenson Minella was selected by the Company's management based upon, among other things, Berenson Minella's experience and reputation. Berenson Minella is a nationally recognized investment banking firm whose principals have substantial experience in corporate finance, restructuring, mergers and acquisition and divestiture transactions. Pursuant to its engagement, Berenson Minella, at the request of the Company, participated in discussions with several potential strategic investors in, or acquirors of, the Company's business or assets, as described above under "-- Reasons for Transaction; Board Recommendation". Berenson Minella's activities under such engagement ceased in early 1995. In May 1996, the Company engaged Berenson Minella to render an opinion to the Company's Board of Directors as to the fairness of the transaction with Maxwell, from a financial point of view, to the Company's shareholders.

    A copy of Berenson Minella's written opinion, dated the date of this Proxy Statement, is attached hereto as Exhibit C. SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY FOR A DISCUSSION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND SCOPE OF THE REVIEW UNDERTAKEN IN RENDERING SUCH OPINION. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of such opinion in Exhibit C.

    In arriving at its opinion, Berenson Minella, among other things: (i) reviewed the Agreement and the Proxy Statement; (ii) reviewed certain publicly-available business and financial information relating to the Company,
(iii) reviewed monthly financial forecasts for the Company for the year ending December 1996 prepared by the Company's management and dated as of May 5, 1996 (the "Forecasts"); (iv) discussed with management of the Company the business of the Company, its prospects, issues relating to its senior management, its relationships with vendors and customers, orders and backlog and other factors relating to its business; (v) discussed with senior management of the Company its efforts to obtain financing to support the Company's existing business, and to solicit extraordinary transactions involving the Company's assets or operations, prior to entering into the Agreement, (vi) discussed with senior management of the Company its views that the Company's branded footwear business is no longer viable as a stand-alone operation, as well as its views as to the Company's present alternatives to the transaction with Maxwell (and the possibility of a liquidation or bankruptcy of the Company should the transaction not be consummated), including its views as to the values the Company might expect to receive upon voluntary or involuntary liquidation of the Company;
(vii) discussed with management the terms of the restructuring negotiated with certain creditors of the Company regarding an exchange of certain payables for equity securities of the Company, (viii) reviewed historical stock prices and trading volumes of the Company; and (ix) reviewed such other information and taken into account such other factors as Berenson Minella deemed relevant.

    For purposes of rendering its opinion, Berenson Minella assumed and relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for independent verification of such information or for any independent valuation or appraisal of any of the assets or liabilities of the Company, including without limitation the Trademarks, nor was Berenson Minella furnished with any such valuations or appraisals. Berenson Minella relied, with the Company's consent, solely on the management of the Company for estimates of realizable values for certain assets of the Company and the treatment of certain of its liabilities upon a voluntary or involuntary liquidation of the Company. With respect to the Forecasts, Berenson Minella assumed that they were reasonably prepared on bases reflecting the best estimates and good faith judgment of the Company's management as of their date and that management has informed Berenson Minella of all circumstances occurring since such date that could make the Forecasts incomplete or misleading. Berenson Minella has also assumed, with the Company's consent, that, as of the date of its opinion, the Company has no viable strategic or financing alternatives to the transaction with Maxwell, and that it is probable that the Company will be unable to continue as a going concern in the absence of the consummation of the transaction with Maxwell. Since early 1995, Berenson Minella has not been requested to, and did not, solicit (or participate in discussions regarding) proposals (i) from any other parties with respect to the sale of all or any part of the Company or its assets or any alternative transaction or business strategy or (ii) from potential financing sources, nor did Berenson Minella participate in negotiations with respect to the terms of the transaction or the restructuring negotiated by the Company with certain of its creditors. Berenson Minella's opinion is necessarily based on economic, market and other conditions, and information made available to it as of the date hereof.

    The opinion was provided at the request and for the information of the Board of Directors of the Company in connection with the transaction with Maxwell, and shall not be reproduced, summarized, described or referred to, or furnished to any other person, without Berenson Minella's prior written consent, provided, however, that the opinion may be reproduced in full in this Proxy Statement. The opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the transaction with Maxwell.

    The Company has agreed to pay or cause to be paid to Berenson Minella a fee of $125,000 for its services, of which $62,500 became payable upon signing of the engagement letter and the remainder upon delivery of the opinion. The Company has also agreed to reimburse Berenson Minella for its reasonable out-of-pocket expenses (including the reasonable fees and expenses of its counsel) and to indemnify Berenson Minella and certain related persons against certain liabilities and expenses in connection with its services, including liabilities under the federal securities laws.

    CONDITIONS TO CLOSING

    The proposed transaction with Maxwell is subject to a number of conditions including: (i) no litigation, investigation or other proceeding pending or threatened which presents substantial risk of the restraint or prohibition of the transaction or obtaining of material damages in connection therewith; (ii) obtaining all permits, approvals and consents of all governmental bodies or agencies which are deemed necessary or appropriate by counsel to the parties in order for the consummation of the transaction to be in compliance with applicable laws; (iii) written consent of the Bank of New York ("BNY"); (iv) removal of all liens filed or recorded against the Company; (v) approval of the transaction by shareholders of the Company; (vi) completion of all required documents by each of the Company and its subsidiaries necessary to change their names effective as of the Closing such that they no longer resemble the Trademarks; (vii) receipt of agreements not to compete from each of the Edelmans; (viii) receipt of legal opinions from the Company's trademark counsel and corporate counsels; and (ix) receipt of agreements by Braha and Lane, to the extent necessary in order to assure that the transaction will be approved at the shareholders' meeting contemplated by this Proxy Statement, to vote the shares of Common Stock of the Company held by them in favor of the transaction. Either party may waive conditions provided for its benefit.

VOTE REQUIRED FOR APPROVAL

    Section 1001 of the California Corporations Code requires approval of a majority of the outstanding shares of a corporation in order for the corporation to sell or transfer all or substantially all of its assets if the transaction is not in the ordinary course of business. While the Company intends to sell all of the Trademarks and certain Advertising Material to Maxwell, it does not believe that such assets constitute "substantially all" of the assets of the Company. As discussed above, the Company intends to continue to operate its branded footwear business to the extent necessary to dispose of the Inventory, and thereafter the Company intends to embark on a new line of business in the men's, women's and/or children's footwear and/or apparel industries. However, there is no precise definition of "substantially all" and it is possible that a court could hold that the proposed transaction with Maxwell does constitute a sale of substantially all of the assets of the Company. For this reason, and because the Board of Directors believes that the shareholders should be given the opportunity to consider the proposed transaction and formally indicate their approval or disapproval thereof, the Board of Directors has determined to submit the transaction to the shareholders for a vote.

    In the event that a majority of the shares of the Company's Common Stock outstanding on the Record Date are voted in favor of the transaction, the Board of Directors currently intends to proceed with the closing of the transaction. However, it should be noted that Section 1001 permits the Board of Directors to abandon the sale even after shareholder approval has been obtained. Any such abandonment would be subject to potential remedies of Maxwell against the Company for breach of contract or other potential courses of action.

    If the shareholders fail to approve the proposed transaction and the Board of Directors determines, in consultation with counsel, that shareholder approval is not required in order to proceed, it is possible that the Board will decide to consummate the transaction without shareholder approval. However, in order to do so, the condition to closing under the Agreement relating to shareholder approval would have to be waived by the parties.

    See "SALE OF CERTAIN ASSETS TO MAXWELL SHOE COMPANY INC. -- Summary of Terms of Proposed Agreement -- Reasons for the Transaction; Board Recommendation" and "-- Description of Terms of Proposed Transaction -- Background and Reasons for the Proposed Transaction" for information regarding an agreement of certain shareholders, holding an aggregate of 7,630,083 shares, or 55.5% of the Company's Common Stock, regarding their agreement to vote in favor of the Agreement.

NO DISSENTERS RIGHTS

    There will be no dissenters' rights of appraisal with respect to the transaction with Maxwell.

DESCRIPTION OF TERMS OF PROPOSED TRANSACTION

    BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION

    The Company has experienced significant financial difficulties over the past three years, primarily due to the difficulties inherent in operating a stand-alone branded footwear business, a difficult retail environment in general and a particularly difficult retail market for women's and children's footwear. The Board of Directors does not believe that the Company could survive for any substantial period of time as a stand-alone entity and further believes that continuation of the Company's business in its present form would result in significant continuing losses that would deplete the assets of the Company and perhaps necessitate the complete liquidation of the Company at a reduced value, and perhaps even a liquidating bankruptcy.

    Since the fall of 1994, the Company, independently and, in certain instances, with the assistance of Berenson Minella solely during the term of its first engagement by the Company (as described above under the caption "-- Summary of Terms of Proposed Agreement -- Opinion of Investment Banker"), has been actively exploring all possible alternatives, including obtaining strategic investments, the acquisition of the Company as an ongoing business by a third party, sales of various assets, and liquidation. A list of potential strategic investors and companies, based on their participation in or relationship to the branded footwear or apparel businesses, might be interested in a transaction with the Company was compiled and each such strategic investor and company was contacted in order to determine if there was any interest in a possible transaction. After various stages of inquiry, substantially all of the companies on the list determined that they were not interested in a transaction with the Company. The few companies that did show an interest proposed transactions that were substantially less favorable to the Company than the transaction with Maxwell. In addition, individual Board members sought out through personal contacts other potential interested individuals who presented several proposals, none of which were as favorable as Maxwell's proposal. Based on this extensive review, combined with the knowledge of the Board of Directors of this industry, the Board of Directors believes that the transaction with Maxwell and related actions proposed by the Company represent the best opportunity available to the Company and its shareholders.

    In October 1994, discussions concerning a possible sale of certain assets of the Company commenced between representatives of the Company and Maxwell. A non-disclosure agreement was executed by Maxwell at that time, after which the Company provided information to Maxwell for purposes of evaluating a possible transaction with the Company. Those discussions were terminated after several weeks because the parties were unable to reach agreement as to a transaction. In April 1996, discussions between representatives of the Company and Maxwell began again. Since that date, numerous meetings and telephone conversations have taken place at which the proposed terms of a transaction were negotiated. On June 1, 1996, the parties entered into a Letter of Intent, and then on June 4, 1996, the Company publicly disclosed the anticipated terms of the proposed transaction in a press release. Then on July 2, 1996, the Company and Maxwell executed the Agreement.

    During this process, the Board of Directors of the Company met numerous times to consider alternatives and to direct management to pursue those potential transactions that it believed showed the greatest promise for the maximum return to the shareholders.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE TRANSACTION WITH MAXWELL PURSUANT TO THE AGREEMENT, AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THIS TRANSACTION.

    Pursuant to the Agreement, each of the Executives have agreed to vote the Common Stock of the Company held by them or by entities controlled by them, representing an aggregate of 6,260,822 shares, or 45.6%, of the Company's Common Stock, in favor of the transaction with Maxwell. In addition, pursuant to the Agreement, the Company must request that, to the extent that votes are necessary in order to assure that the shareholders approve the transaction with Maxwell, Braha and Lane agree to vote the Common Stock of the Company held by them in favor of the transaction with Maxwell. Braha owns 1,369,260 shares, or 9.9%, of the Company's Common Stock, and Lane owns 1,369,261 shares, or 9.9%, of the Company's Common Stock. To date, the Company has asked Lane, and Lane has agreed, to vote in favor of the transaction. See "INFORMATION CONCERNING SOLICITATION AND VOTING -- Record Date and Share Ownership by Principal Shareholders and Management".

    SUMMARY OF THE AGREEMENT

    The following is a description of certain terms of the Agreement and does not purport to be complete. Certain other provisions of the Agreement are summarized elsewhere herein. The summaries of the Agreement set forth hereunder and elsewhere herein are qualified in their entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit A. Parenthetical section numbers hereunder refer to specific sections of the Agreement.

    Under the terms of the Agreement, the Company will sell to Maxwell the Trademarks and the Advertising Material located in all retail customer locations and the Company's retail locations. (SectionSection 1 and 9.5) The Purchase Price to be paid by Maxwell in exchange for these assets is $5,500,000. (Section
2) Maxwell also has the option, at the Closing, to purchase any additional Advertising Material located in the Company's warehouse in Harrisburg, Pennsylvania for a purchase price equivalent to 50% of the Company's cost of such items. (Section 9.5)

    The Agreement provides that Maxwell will, on or before July 8, 1996, deliver the Initial Payment to a third person mutually acceptable to the Company and Maxwell to hold in escrow until the Closing. In the event that Maxwell does not deliver the Initial Payment into an escrow account on or before July 8, 1996, then Maxwell must deliver the Initial Payment to the Company on or before July 10, 1996. At the Closing, Maxwell must deliver the Closing Payment to the Company. Maxwell must then pay the Balance Payment to the Company on April 30, 1997 only if all of the Company's and the Executives' material obligations under the Agreement have been satisfied in full. (Section 2)

    The Agreement expressly states that Maxwell will not assume any liabilities or obligations of the Company, or any related or affiliated party, whether express, implied, fixed, accrued, contingent, liquidated, known or unknown. (Section 3)

    Pursuant to the Agreement, the Closing must be held no later than two business days after the shareholder meeting contemplated by this Proxy Statement, but in no event later than September 4, 1996, if all of the conditions to closing have been fulfilled or waived. (Section 4) The Company must hold the shareholder meeting contemplated by this Proxy Statement no later than August 30, 1996. (Section 10.1) Each of the Executives has agreed that, at the shareholder meeting contemplated by this Proxy Statement, they will vote all of the shares of Common Stock of the Company held by them in favor of the transaction with Maxwell. (Section 10.5) The Executives have also agreed not to transfer any of their shares of Common Stock prior to the Closing, unless any transferee agrees in writing to vote in favor of the transaction with Maxwell. (Section 10.7) The Agreement also provides that the Company will obtain the consent of Braha and Lane, to the extent necessary in order to obtain the vote of the majority of the shares of Common Stock, to vote in favor of the transaction with Maxwell. (Section 10.9)

    As part of the Agreement, the Company made a series of representations and warranties to Maxwell regarding, among other matters, its organization, its authorization to enter into the Agreement and to consummate the transactions contemplated by the Agreement, title to the Trademarks, the status of the Company's material contracts and other agreements, third party consents, the description of the Trademarks, the validity and enforceability of the Trademarks, and accuracy of disclosure. (Section 6)

    As part of the Agreement, the Executives made a series of representations and warranties to Maxwell regarding, among other matters, the right of each of them to vote the shares of Common Stock of the Company held by them in favor of the transaction with Maxwell, title to such shares and voting agreements and arrangements. (Section 7)

    As part of the Agreement, Maxwell made a series of representations and warranties to the Company regarding, among other matters, its organization and its authorization to enter into the Agreement and to consummate the transactions contemplated by the Agreement. (Section 8)

    The Agreement provides that, in order for the Company to sell the Inventory and fill the Customer Orders, Maxwell will license certain of the Trademarks to the Company in exchange for a license fee of $1.00. This license only applies to the Inventory and the Customer Orders and terminates on April 30, 1997, at which time the Company must remove the Trademarks from any remaining Inventory. The Company must ensure that the quality of any products manufactured in order to fill the Customer Orders must be of the same or better quality of similar products manufactured by the Company prior to entering into the Agreement. (Section 9.1(a))

    Other than the sale of the Inventory and filling the Customer Orders, the Company has agreed that, (i) commencing on the Closing, the Company will not import or manufacture domestically, or market, sell or distribute any goods or other products which bear, mention or note any of the Trademarks (Section 9.2); and (ii) within one week of the Closing, the Company will remove any of the Trademarks which appear on any of the Company's showrooms or retail stores, and business cards, letterhead and other documents. (Section 9.11) Maxwell and the Company also agreed that, beginning on July 25, 1996, neither of them will make any use of either of the names "Sam Edelman" or "Libby Edelman", and the Edelmans have agreed not to use such names on any footwear or apparel product for a period of three years beginning July 25, 1996. (Section 9.10) In addition, at the Closing, the Company and each of its subsidiaries must deliver to Maxwell all of the documents necessary to change their names effective as of the Closing such that they no longer resemble the Trademarks. (Section 11.2(f))

    Pursuant to the Agreement, at the Closing Maxwell will reimburse the Company the amount of $11,500, which is the amount paid by the Company as a deposit for reservation of show space (the "Show Space") at the Western Shoe Association show (the "Show") to be held in Las Vegas, Nevada, in August 1996. In the event that Maxwell is unable to rent the Show Space then the Company will act as Maxwell's agent for purposes of helping Maxwell obtain space at the Show. (Section 9.3)

    At the Closing, Maxwell must also reimburse the Company up to $17,000 for the Company's Spring 1997 prototype samples expenses which have been invoiced and paid by the Company. (Section 9.4) In addition, at the Closing, Maxwell must reimburse the Company $35,000 for sales commissions which the Company has paid to its independent sales representatives during the month of June 1996. (Section 9.13)

    It is a condition to the obligations of the Company and Maxwell to consummate the transactions contemplated by the Agreement that (i) there is no litigation, investigation or other proceeding pending or threatened which presents substantial risk of the restraint or prohibition of the transaction, and (ii) there shall have been obtained all permits, approvals and consents of all governmental bodies or agencies which are deemed necessary or appropriate by counsel to the parties in order for the consummation of the transaction to be in compliance with applicable laws. (Section 11.1)

    It is a condition to Maxwell's obligation to consummate the transactions contemplated by the Agreement that (i) BNY shall have consented to the transaction; (ii) all liens filed or recorded against the Company or the Trademarks shall have been terminated; (iii) the Board of Directors and shareholders of the Company shall have approved the transaction;
(iv) each of the Company and its subsidiaries shall have delivered to Maxwell all required documents necessary to change their names effective as of the Closing such that they no longer resemble the Trademarks; (v) each of the Edelmans shall have executed the Non-Competition Agreement; (vi) each of the Company's trademark and corporate counsels shall have delivered their required legal opinions; and (vii) the representations and warranties of the Company and the Executives referenced above are true and correct in all material respects at the Closing; and (viii) Maxwell received, no later than July 9, 1996, the agreements by Braha and Lane, to the extent necessary in order to assure that the transaction will be approved at the shareholder meeting contemplated by this Proxy Statement, to vote the shares of Common Stock of the Company held by them in favor of the transaction. (Section 11.2)

    It is a condition to the Company's obligation to consummate the transactions contemplated by the Agreement that Maxwell's representations and warranties referenced above are true and correct in all material respects at the Closing. (Section 11.3)

    The Company has agreed, for a period of two years from the date of the Agreement, to indemnify and hold harmless Maxwell for any claims, damages, declines in value, costs and expenses incurred by Maxwell as a result of (i) any breach of any representation or warranty made by the Company which relates to the Trademarks, (ii) any misrepresentation contained in any written statement furnished by the Company, or (iii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement which relates to the Trademarks. (Section 12.1(a)) The Company has also agreed, for a period of two years from the date of the Agreement, to indemnify and hold harmless Maxwell for any costs and expenses actually expended by Maxwell in connection with any claims, losses, damages, liabilities, penalties or interest, as a result of (i) any breach of any representation or warranty made by the Company, (ii) any misrepresentation contained in any written statement furnished by the Company, or (iii) any breach of any covenant, agreement or obligation of the Company contained in the Agreement. (Section 12.1(b)) Each of the Executives has also agreed, for a period of two years from the date of the Agreement, to indemnify and hold harmless Maxwell for any costs and expenses actually expended by Maxwell in connection with any claims, losses, damages, liabilities, penalties or interest, as a result of (i) any breach of any representation or warranty made by the Executives, or (iii) any breach of certain covenants or obligations of the Executives contained in the Agreement. (Section 12.2) In addition, Maxwell has agreed, for a period of two years from the date of the Agreement, to indemnify and hold harmless the Company for any costs and expenses actually expended by the Company in connection with any claims, losses, damages, liabilities, penalties or interest, as a result of (i) any breach of any representation or warranty made by Maxwell, (ii) any misrepresentation contained in any written statement furnished by Maxwell, or (iii) any breach of any covenant, agreement or obligation of Maxwell contained in the Agreement. (Section 12.3) The obligations of the Company, the Executives and Maxwell pursuant to the indemnification provisions are limited, in the aggregate, to $5,500,000. (Section 12.4)

    The Non-Competition Agreement, to be executed by each of the Edelmans as a condition to the Closing, provides that, except as is necessary to sell the Inventory and fill the Customer Orders, the Edelmans will not, directly or indirectly, actively participate in any branded footwear business that is competitive with Maxwell's business (including any business of the type conducted by the Company during the two years prior to the Closing or under development by the Company on the Closing) for a period of time commencing on the Closing and terminating on December 31, 1996. (Section 1.1(a) of the Non-Competition Agreement)

    STRUCTURE OF TRANSACTION AND FINANCIAL TERMS

    The proposed transaction between the Company and Maxwell is intended to be a sale of certain assets for cash at the Closing. The consideration to be received from Maxwell by the Company is described in "-- Summary of Terms of Proposed Agreement -- Consideration from Maxwell" and
"-- Description of Terms of Proposed Transaction -- Summary of Agreement".

    It is currently anticipated that the proceeds of the transaction with Maxwell will be used to repay the Company's outstanding obligation to BNY, which as of July 12, 1996 was approximately $5,986,000. The Company intends to pay its remaining liabilities with the proceeds from the collection of its existing receivables (which as of July 12, 1996, were approximately $6,500,000), as well as from the sale of the Inventory and filled Customer Orders. The Company also intends, to the extent that it is possible, to renegotiate its Credit Facility (as defined below under the caption "-- Interests of Certain Persons in the Transaction") with BNY in order to obtain liquidity sufficient to enable the Company to promptly pay its vendors and trade creditors. Subject to the provisions of the Non-Competition Agreement, the remaining proceeds, if any, will be used by the Company to either acquire or commence a new men's, women's or children's footwear or apparel business.

    CONDITIONS; RIGHT TO TERMINATE

    It is a condition to the obligation of Maxwell to consummate the transaction that the representations and warranties described above under the caption "-- Description of Terms of Proposed Transaction -- Summary of the Agreement" are true and correct in all material respects at the Closing. Any breaches of the representations and warranties included in the Agreement are waivable, in whole or in part, by the party entitled to the benefits thereof, to the extent permitted under applicable law. Certain representations, warranties, agreements, covenants and obligations undertaken by the Company and Maxwell in the Agreement will survive the Closing.

    Other conditions to Maxwell's obligations to consummate the transaction include receipt of all necessary or appropriate permits, approvals and consents of all governmental bodies or agencies; performance by the Company and the Executives of all their respective obligations under the Agreement; no litigation challenging the transaction or adversely affecting the Trademarks; receipt of the consent of BNY to the Agreement; termination of any liens or security interests in the Trademarks or any other assets of the Company; approval of the transaction by the Board of Directors and shareholders of the Company; receipt of appropriate documents necessary to change the name of the Company and each of its subsidiaries such that they no longer resemble the Trademarks; receipt of agreements not to compete from each of the Edelmans; receipt of legal opinions from the Company's trademark counsel and corporate counsels; and receipt on or before July 9, 1996 of agreements by Braha and Lane, to the extent necessary in order to assure that the transaction will be approved at the shareholder meeting contemplated by this Proxy Statement, to vote the shares of Common Stock of the Company held by them in favor of the transaction. Either party may waive conditions provided for its benefit.

    The Agreement may be terminated prior to the Closing (i) by mutual consent of the Boards of Directors of the Company and Maxwell; (ii) by Maxwell if any of the closing conditions described above shall not have been met on or prior to two business days following the shareholder meeting contemplated by this Proxy Statement, but in any event no later than September 4, 1996; and (iii) by the Company if any of the conditions to its obligations shall not have been met on or prior to two business days following the shareholder meeting contemplated by this Proxy Statement, but in any event no later than September 4, 1996.

OPERATIONS OF THE COMPANY FOLLOWING THE TRANSACTION

    At the Closing, the Company will transfer the Trademarks to Maxwell. Thereafter, the Company will change its name, as well as the names of each of its subsidiaries, such that they no longer resemble their current names or contain in any way any of the Trademarks. Maxwell will then grant a license, which will then terminate on April 30, 1997, to the Company so that the Company may sell the Inventory and fill the Customer Orders. Other than the sale of the Inventory and the filling of the Customer Orders, the Company has agreed that after the Closing the Company will not import, manufacture domestically, market, sell or distribute any goods or other products which bear any of the Trademarks.

    After the Closing, the Company will evaluate potential acquisitions of businesses and/or products in the men's, women's and children's footwear and apparel industries. In the event that the Company is unable to identify an appropriate acquisition or a new line of business to embark upon, then the Company intends to liquidate.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

    No officer or director of the Company serves as an officer or director of Maxwell or owns any capital stock of Maxwell. However, certain members of the management of the Company may be deemed to have an interest in the Agreement to the extent that they own shares of the Common Stock of the Company and will therefore receive a pro rata share of any distribution that may be made to shareholders out of the proceeds of the sale of the Trademarks.

    In addition, in March 1994 the Company entered into a factoring and financing arrangement (the "Credit Facility") with BNY, pursuant to which BNY provides factoring services, advances and letters of credit to support the Company's operations. On April 26, 1996, BNY notified the Company that it was in default under the Credit Facility, and the Company is now operating under a discretionary overadvance facility provided by BNY. As of July 12, 1996, the Company had outstanding obligations of approximately $5,986,000 to BNY, secured by accounts receivable of approximately $6,500,000. Pursuant to a Guaranty dated effective as of March 7, 1994 between Samuel L. Edelman (Chairman of the Board, President and Chief Executive Officer of the Company) and BNY, Mr. Edelman personally guaranteed all obligations of the Company to BNY, up to a maximum amount of $600,000. The Company intends to use a portion of the proceeds from the sale of the Trademarks to Maxwell to repay its obligations to BNY. Therefore, Mr. Edelman may be deemed to have an interest in the Agreement.

    Pursuant to an Employment Agreement between Kenneth H. Sitomer (Chief Operating Officer and Chief Financial Officer of the Company) and the Company, upon the occurrence of certain events, including the sale of all or substantially all of the Company's assets, Mr. Sitomer will be entitled to (i) receive bi-weekly payments of his salary at $300,000 per annum through April 30, 1997, subject to 50% mitigation, (ii) the immediate 100% vesting and exercisability of the New Option (defined below) that have not previously vested and become exercisable and (iii) the immediate vesting of the 100,000 Restricted Shares (defined below) and the removal of all restrictions pertaining thereto. In addition, if Mr. Sitomer would have been entitled to a cash bonus for the fiscal year in which such transaction occurs, had his employment continued through the end of such fiscal year, then Mr. Sitomer will receive a bonus for such fiscal year equal to the amount due for the fiscal year multiplied by a fraction, the numerator of which is the number of days from the beginning of that fiscal year to the date on which the transaction occurred, and the denominator of which is 365. In addition, Mr. Sitomer will receive that portion of any bonus, if any, attributable to any completed fiscal year which has accrued but has not yet been paid. To date, no bonuses have been paid to Mr. Sitomer under his employment agreement. The proposed sale of the Trademarks may be deemed to constitute the sale of all or substantially all of the Company's assets. See "EXECUTIVE COMPENSATION -- Employment Contracts and Change-in-Control Arrangements".

MATERIAL CONTRACTS BETWEEN THE COMPANY AND MAXWELL

    Other than the negotiations and agreements relating to the sale of the Trademarks to Maxwell pursuant to the Agreement, there are no material contracts, arrangements, understandings, relationships, negotiations or transactions between the Company and Maxwell.

FINANCIAL INFORMATION REGARDING THE COMPANY

    Financial information regarding the Company is hereby incorporated by reference to Item 6, Item 7, Item 8 and Item 14(a)(1) and (2) of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

STOCK PRICE DATA

    Information regarding the market price of the Company's Common Stock and related shareholder matters is hereby incorporated by reference to Item 5 of the Company's Annual Report on

From 10-K for the fiscal year ended December 30, 1995. On June 3, 1996, the last trading day prior to public announcement of the transaction with Maxwell, the high and low sale prices for the Company's Common Stock, as reported by the Nasdaq National Market, were $1.25 and $0.6875, respectively.

OTHER INFORMATION REGARDING THE COMPANY

    Information  regarding the  Company is  hereby incorporated  by reference to
Item 1 and Item 2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES FOR THE COMPANY

    The following summary is a brief description of the anticipated material federal income tax consequences to the Company of the proposed transaction. For a discussion of federal income tax considerations for the Company's shareholders, see "-- Certain Federal Income Tax Consequences for the Shareholders".

    This summary does not address state or local tax considerations and is not intended to be a complete description of the federal income tax consequences of the proposed transaction. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change such authorities. Any such change may or may not apply retroactively to transactions consummated before such change occurs.

    No rulings have been requested or received from the Internal Revenue Service as to matters discussed herein and the Company has no intention to seek any such ruling. Accordingly, no assurance can be given that the Internal Revenue Service will not challenge the tax treatment of certain matters discussed herein or, if it does challenge such tax treatment, that it will not be successful.

    The Company will recognize taxable gain or loss on the transaction with Maxwell pursuant to the Agreement. Such gain or loss will generally be measured by the difference between the purchase price paid by Maxwell for such assets and the Company's adjusted basis in them.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES FOR THE SHAREHOLDERS

    The shareholders of the Company will not recognize any gain or loss when the Company sells assets to Maxwell pursuant to the Agreement.

ACCOUNTING TREATMENT

    The sale of assets by the Company to Maxwell will be accounted for as a sale of certain assets. The Company will record a gain based upon the excess of (i) the sales proceeds received over (ii) the cost of the underlying assets disposed of and the costs associated with the transaction.

REGULATORY REQUIREMENTS

    It is a condition to the obligations of the parties to consummate the transaction that all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental entity or any other person necessary for such consummation shall have been obtained or filed or have occurred.

    The Company and Maxwell are not aware of any governmental approvals or actions that are required for consummation of the proposed transaction except as described above.

                                  PROPOSAL TWO
                             ELECTION OF DIRECTORS

NOMINEES

    The number of directors authorized by the Company's Bylaws is a range from four to seven, with the exact number currently fixed by the Board at five. The Board intends to fix the number of directors at four immediately prior to to the shareholder meeting contremplated by this Proxy Statement. Because Director Howard Platt is not seeking reelection to the Board of Directors, a Board of four directors is proposed to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

    The Board of Directors recommends that the shareholders vote "FOR" the nominees listed below:

                                                                                                   DIRECTOR
    NAME OF NOMINEE          AGE                         PRINCIPAL OCCUPATION                        SINCE
- -----------------------      ---      ----------------------------------------------------------  -----------
Samuel L. Edelman                44   Chairman of the Board, President and Chief Executive              1987
                                        Officer of the Company
Louise B. Edelman                42   Executive Vice President, Corporate Development                   1987
Stuart L. Kreisler               49   Vice Chairman of the Board                                        1991
I. Jay Goldfarb                  62   Managing Partner of Goldfarb, Whitman & Cohen, an                 1993
                                        accounting firm

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any director or executive officer of the Company, except that Mr. Edelman and Ms. Edelman are married to each other.

    Samuel L. (Sam) Edelman co-founded the Company with his wife Louise B. Edelman in October 1987. Since the Company's inception, Mr. Edelman has served as the Chairman of the Board, President and Chief Executive Officer. From April 1983 to July 1987, Mr. Edelman served as the President of the Esprit Footwear Division of Esprit De Corp. ("Esprit"), an apparel and footwear company. Prior to April 1983, Mr. Edelman occupied various executive positions, including Executive Vice President of Kenneth Cole Productions, a footwear company.

    Louise B. (Libby) Edelman, a co-founder of the Company, served as Senior Vice President, Image from the Company's founding until April 1992. In April 1992, Ms. Edelman was promoted to Executive Vice President, Corporate
Development. Prior to October 1987, Ms. Edelman held various positions, including National Sales Manager for Esprit Kids Shoes, Director of Public Relations for Calvin Klein Ltd., a fashion company, and Senior Fashion Editor of SEVENTEEN, MADEMOISELLE and HARPER'S BAZAAR magazines. Ms. Edelman has served as a Director of the Company since its founding.

    Stuart L. Kreisler has been the Vice Chairman of the Board since May 1991. Since September 1988, Mr. Kreisler has been a private investor in, consultant to and a director of the Company. Mr.

Kreisler was the owner of Ralph Lauren Womenswear, a fashion company, from October 1973 until its acquisition by Bidermann Industries, Inc. in August 1980, following which he served as its President and Chief Executive Officer until August 1988.

    I. Jay Goldfarb is the Managing Partner of Goldfarb, Whitman & Cohen, an accounting firm. Mr. Goldfarb has been a partner of Goldfarb, Whitman & Cohen since 1978.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held three meetings during the fiscal year ended December 30, 1995.

    The Audit Committee of the Board of Directors currently consists of directors Goldfarb, Kreisler and Platt and held one meeting during the last fiscal year. The Audit Committee reviews the Company's annual audit and meets with the Company's independent accountants to review the Company's internal controls and financial management practices.

    The Compensation Committee of the Board of Directors currently consists of directors Goldfarb, Kreisler and Platt and held one meeting during the last fiscal year. The Compensation Committee recommends compensation for the Company's key employees and administers the 1991 Stock Option Plan and the 1991 Employee Stock Purchase Plan.

    There   is  no  nominating  committee  or  any  committee  performing  those functions.

    During the fiscal year ended December 30, 1995, each director attended all meetings of the Board and the committees upon which such director served, except former director Phillip White, who only attended one meeting.

COMPENSATION OF DIRECTORS

    Each director who is not an employee of or a consultant to the Company (an "Outside Director") receives $10,000 per year, in addition to $500 for each meeting of the Board of Directors attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors.

    Outside Directors also participate in the Company's 1991 Stock Option Plan. The 1991 Stock Option Plan was originally approved by the Board of Directors and shareholders of the Company in September 1991. An amendment to the 1991 Stock Option Plan to increase the total number of shares reserved for issuance thereunder from 500,000 to 1,500,000 was approved by the Board of Directors in February 1993 and by the shareholders in May 1993. The 1991 Stock Option Plan provides that each Outside Director automatically is granted an option to purchase 5,000 shares of Common Stock upon first becoming a director and is granted another option to purchase 5,000 shares of Common stock annually thereafter so long as he or she remains an Outside Director. The options granted to Outside Directors are for five year terms and vest at the rate of 25% per year. The exercise price of options granted to Outside Directors must equal 100% of the fair market value of the Company's Common Stock on the date of grant. Outside Directors may not be granted any option pursuant to the 1991 Stock Option Plan other than those options granted automatically as described herein.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF SAMUEL L. EDELMAN, LOUISE B. EDELMAN, STUART L. KREISLER AND I. JAY GOLDFARB AS DIRECTORS.

                                 PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Deloitte & Touche, LLP independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending December 28, 1996. Deloitte & Touche, LLP has audited the Company's financial statements since the fiscal year ended December 31, 1989. Representatives of Deloitte & Touche, LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  SHAREHOLDERS  VOTE  "FOR"   THE
APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 28, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table sets forth the compensation paid to the Company's Chief Executive Officer and the three other most highly paid executive officers (determined as of December 30, 1995) (the "Named Executive Officers") for the fiscal years ended December 30, 1995 (FY1995), December 31, 1994 (FY1994), January 1, 1994 (FY1993).

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM COMPENSATION
                                                                                             ------------------------
                                                                                                      AWARDS
                                                            ANNUAL COMPENSATION              ------------------------
                                                 ------------------------------------------  RESTRICTED   SECURITIES     ALL OTHER
NAME AND                                                                     OTHER ANNUAL       STOCK     UNDERLYING   COMPENSATION
PRINCIPAL POSITION                  FISCAL YEAR  SALARY ($)   BONUS ($)(1) COMPENSATION ($)  AWARDS ($)   OPTIONS (#)     ($)(2)
- ----------------------------------  -----------  -----------  -----------  ----------------  -----------  -----------  -------------
Samuel L. Edelman ................        1995    $ 250,000       --              --             --           --            --
 Chairman of the Board, President         1994      250,000       --              --             --           --            --
 and Chief Executive Officer              1993      275,828       --              --             --           --            --
Louise B. Edelman ................        1995    $ 100,000       --              --             --           --             9,000
 Senior Vice President, Corporate         1994      100,000       --              --             --           --            --
 Development                              1993      112,288       --              --             --           --         $   8,250
Stuart L. Kreisler ...............        1995       --           --              --             --           --            --
 Vice Chairman of the Board               1994       --           --              --             --           --            --
                                          1993       --           --         $  100,000(3)       --           --            --
Kenneth M. Sitomer ...............        1995    $ 316,755       --              --            91,666        --         $  18,000
 Chief Operating Officer and Chief        1994      313,755       --              --             --           --            --
 Financial Officer                        1993      203,423       --              --         $ 299,900(4)    500,000     $  18,000
Michael H. Wasserman (5) .........        1995    $ 138,654       --              --             --           --            --
 Vice President of Finance                1994      103,462    $  20,000          --             --           --            --
                                          1993       80,000       --              --             --           50,000        --

- ------------------------------
(1) The Company pays bonuses to executive officers based on the officer's base salary, other compensation and an evaluation of the Company's financial performance and the individual's performance during the fiscal year.

(2) Includes the allocated amount of personal use of company automobiles, relocation allowances pursuant to the move of the Company's corporate offices from San Bruno, California to New York, New York in the 1993 fiscal year and premium payments paid by the Company for life insurance for the named executive officer and health insurance for dependents of the named executive officer.

(3) Represents consulting fees paid to Mr. Kreisler.

(4) Pursuant to the terms of his Employment Agreement, Mr. Sitomer purchased 100,000 shares of Common Stock (the "Restricted Shares") for an aggregate purchase price of $100 in May 1993. The market value of the Restricted
    Shares on the date of grant was $3.00 per share. The restrictions on the Restricted Shares lapse as follows: 33,333 shares on April 30, 1994, 33,333 shares on April 30, 1995, and 33,334 shares on April 30, 1996.

(5) Mr. Wasserman resigned as Vice President of Finance in March 1996.

OPTION GRANTS IN FISCAL 1995

    There were no stock options granted during the fiscal year ended December 30, 1995, to the Named Executive Officers.

OPTION EXERCISES AND FISCAL YEAR-END HOLDINGS

    There were no option exercises in fiscal 1995 by any Named Executive Officer. The following table sets forth information concerning stock options held by each of the Named Executive Officers on December 30, 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISEABLE,
                                                    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS HELD
                                                  OPTIONS AT FISCAL YEAR END    AT FISCAL YEAR END (1)
                                                  --------------------------  --------------------------
NAME                                              EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- ------------------------------------------------  -----------  -------------  -----------  -------------
Samuel L. Edelman...............................      --            --            --
Louise B. Edelman...............................      --            --            --            --
Stuart L. Kreisler..............................      --            --            --            --
Kenneth H. Sitomer..............................     200,000        300,000      150,000        225,000
Michael H. Wasserman............................      33,333         16,667       --            --

- ------------------------
(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $1.00 per share on December 29, 1995 (the last trading day for the fiscal year ended December 30, 1995) minus the exercise price.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    In  May  1993,  the  Company  entered  into  an  Employment  Agreement  (the
"Employment Agreement") with Mr. Sitomer pursuant to which Mr. Sitomer will serve as the Company's Chief Operating Officer through April 30, 1997. Pursuant to the Employment Agreement, Mr. Sitomer's base salary is $300,000 per year, subject to certain cost of living adjustments. Incentive compensation is both cash-based and equity-based. Upon execution of the Employment Agreement, Mr. Sitomer purchased 100,000 Restricted Shares for an aggregate purchase price of $100. The market value of the Restricted Shares on the date of grant was $3.00 per share. The restrictions on such shares have lapsed as to all of the Restricted Shares. See "Summary Compensation." In addition, under the terms of the Employment Agreement, Mr. Sitomer was granted a non-statutory stock option (the "Old Option") to purchase 500,000 shares at an exercise price based on a formula set forth in the Employment Agreement. The option had a term of ten years and vested 20% on each of April 30, 1994, April 30, 1995, and April 30, 1996, and 40% on April 30, 1997, as long as Mr. Sitomer remained an employee. On November 9, 1994, the Board approved an amendment to the Employment Agreement, including the grant of a new non-statutory stock option (the "New Option") for 500,000 shares at an exercise price of $0.25 per share upon cancellation of the Old Option. The New Option has the same term as the Old Option and vests 40% on May 9, 1995, 20% on April 30, 1996 and 40% on April 30, 1997, as long as Mr. Sitomer remains an employee.

    Under the Employment Agreement, Mr. Sitomer may earn a bonus for the 1995, 1996 and 1997 fiscal years based on the performance of the Common Stock and the Company's operating performance according to the following formulas. For the 1995 fiscal year, if the average of the last sale prices of the Company's Common Stock (the "Post Announcement Average Stock Price") for the five trading days commencing on the date that is the seventh calendar day after the date that the Company first releases to the public its earnings for the fiscal year ending December 30, 1995, is not at least $2.00 higher than the Post Announcement Average Stock Price for the 1994 fiscal year (which was $2.925 per share), then Mr. Sitomer will earn a bonus for fiscal 1995 equal to 5.0% of pre-tax profits of the

Company and its subsidiaries for fiscal 1995, provided that Mr. Sitomer remains in the employ of the Company throughout fiscal 1995. For the 1996 fiscal year, if the Post Announcement Average Stock Price following the Company's earnings release for the 1996 fiscal year is not at least $2.00 higher than the Post Announcement Average Stock Price for the 1995 fiscal year, then Mr. Sitomer will earn a bonus for fiscal 1996 equal to 4.5% of pre-tax profits of the Company and its subsidiaries for fiscal 1996, provided that Mr. Sitomer remains in the employ of the Company throughout fiscal 1996. For the 1997 fiscal year, if the Post Announcement Average Stock Price following the Company's earnings release for the 1997 fiscal year is not at least $2.00 higher than the Post Announcement Average Stock Price for the 1996 fiscal year, then Mr. Sitomer will earn a bonus for fiscal 1997 equal to 4.5% of pre-tax profits of the Company and its subsidiaries for fiscal 1997 multiplied by a fraction, the numerator of which is the number of days from January 1, 1997, to the date Mr. Sitomer's employment terminates and the denominator of which is 365.

    The Employment Agreement also contains certain provisions regarding compensation to be paid to Mr. Sitomer in the event that his employment is terminated, a Change of Control (as defined) occurs or a merger or sale of the Company takes place. In the event that prior to April 30, 1997, Mr. Sitomer's employment is terminated either (i) by the Company other than for Cause (as defined) or (ii) by Mr. Sitomer for Good Reason (as defined), then Mr. Sitomer shall be entitled to (a) receive bi-weekly payments of his salary at $300,000 per annum through April 30, 1997, subject to 50% mitigation, (b) the immediate 100% vesting and exercisability of the 500,000 non-statutory stock options (pursuant to the New Option) that have not previously vested or become exercisable and (c) the immediate vesting of the 100,000 Restricted Shares and the removal of all restrictions pertaining thereto. In addition, Mr. Sitomer will receive that portion of any cash bonus earned, if any, attributable to any completed fiscal year which has accrued but has not yet been paid.

    In the event that a Change of Control of the Company occurs while Mr. Sitomer remains employed by the Company, Mr. Sitomer will be entitled to (i) receive bi-weekly payments of his salary at $300,000 per annum through April 30, 1997, subject to 50% mitigation, (ii) the immediate 100% vesting and exercisability of the 500,000 non-statutory stock options (pursuant to the New Option) that have not previously vested and become exercisable and (iii) the immediate vesting of the 100,000 Restricted Shares and the removal of all restrictions pertaining thereto. In addition, if Mr. Sitomer would have been entitled to a cash bonus for the fiscal year in which such Change of Control occurs, had his employment continued through the end of such fiscal year, then Mr. Sitomer will receive a bonus for such fiscal year equal to the amount due for the fiscal year multiplied by a fraction, the numerator of which is the number of days from the beginning of that fiscal year to the date on which the Change of Control occurred, and the denominator of which is 365. In addition, Mr. Sitomer will receive that portion of any bonus, if any, attributable to any completed fiscal year which has accrued but has not yet been paid.

    Under the Employment Agreement, a "Change of Control" occurs when (i) (a) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of directors (excluding any person or group of persons (as defined in Rule 13d-5 under the Exchange Act) that was the beneficial owner of 20% or more of the voting power of the outstanding securities of the Company entitled to vote for the election of directors on May 3, 1993) and (b) Samuel L. Edelman shall no longer be the Chief Executive Officer of the Company; (ii) (a) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger, consolidation or sale of substantially all assets, the incumbent directors in office immediately prior to such merger, consolidation or sale of assets will constitute at least two-thirds of the board of directors of the surviving corporation of such merger or consolidation or the corporation acquiring such assets and any parent (as such term is defined in Rule 12b-2 under the Exchange Act) of such corporation and (b) Samuel L. Edelman shall no longer be the Chief Executive Officer of either the entity or the division of the entity that continues the business of the Company and is employing Mr. Sitomer as its Chief Operating Officer; or (iii) (a) at least two-thirds of the incumbent directors in office immediately prior to any other action proposed to be taken by the Company's shareholders determine that such proposed action, if taken, would constitute a Change of Control of the Company and such action is taken and (b) Samuel L. Edelman shall no longer be the Chief Executive Officer of either the entity or the division of the entity that continues the business of the Company and is employing Mr. Sitomer as its Chief Operating Officer.

    In the event that (i) the Company merges or consolidates with another entity or sells all or substantially all of its assets to another entity within two years after the date of termination of Mr. Sitomer's employment (for any reason other than for Cause or the expiration of the employment term) and (ii) such merger, consolidation or sale of assets is made with or to an entity with which Mr. Sitomer was involved in negotiations pertaining to a merger, consolidation or sale of substantially all the assets of the Company during the period he was employed by the Company, then Mr. Sitomer will be entitled to the immediate 100% vesting and exercisability of the 500,000 non-statutory stock options (pursuant to the New Option) that have not previously vested or become exercisable, effective immediately before the consummation of such merger, consolidation or sale of assets.

    There are no other employment contracts between the Company and any of the named executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The information contained in the following report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

    INTRODUCTION. Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee, Directors Kreisler, Goldfarb and Platt, are non-employee directors. Decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the 1991 Stock Option Plan which must be made solely by the Committee in order for the grants under such Plan to satisfy Rule 16b-3 promulgated under the Exchange Act. With respect to the compensation of the Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation and makes a recommendation to the full Board. With respect to executive officers other than Mr. Edelman and Mr. Sitomer (whose base and bonus compensation are determined by his Employment Agreement), the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefore and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers are generally established at or near the start of each fiscal year, and bonuses for executive officers are generally determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

    EXECUTIVE COMPENSATION. The Company's Executive Compensation Program is designed to link corporate performance and returns to shareholders. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate the executives to achieve the goals in the Company's business strategy, to link executive and shareholder interests and to provide a compensation package that recognizes individual contributions as well as overall business results. The Company's compensation program has two principal components: cash-based compensation, both fixed and variable, and equity-based compensation.

    The salaries for each of the executive officers for the fiscal year ended December 30, 1995, were based upon the following factors: the scope of the executive's responsibilities; prior experience and salary history; salaries for similar positions at comparable companies; and, in the case of persons other than the Chief Executive Officer, the recommendation of the Chief Executive Officer.

    Stock options are periodically granted to provide additional incentive to executives and other key employees to work to maximize long-term total return to the Company's shareholders. Options generally vest over a five year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is generally the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the time of grant. Factors considered by the Committee in granting stock options include: the recipient's position and responsibility within the Company; prior performance and expected contribution to future performance; the size of previous stock option grants; the number of options held by the recipient (if any); and other relevant factors.

    The terms of Mr. Sitomer's Employment Agreement (including the November 1994 amendment thereto) were approved by the Committee upon the recommendation of the Chief Executive Officer. Mr. Sitomer brings extensive operating experience to the Company. The Chief Executive Officer, the Committee and the full Board believed it was in the best interests of the Company and the shareholders for Mr. Sitomer to have an Employment Agreement that included significant cash-based and equity-based incentives tied to the Company's future stock and operating performance. The terms of Mr. Sitomer's Employment Agreement are described above under the caption "Employment Contracts and Change-in-Control Arrangements."

    CHIEF EXECUTIVE OFFICER COMPENSATION. The salary of Mr. Edelman was originally set at $600,000 per year in 1991 based on the unique contribution of Mr. Edelman to the Company's business not only as Chief Executive Officer, but also as a principal designer of footwear and apparel and a principal salesperson. In July 1992 and February 1993, Mr. Edelman voluntarily reduced his annual salary to $480,000 and $250,000, respectively. Mr. Edelman's annual salary for the fiscal year ended December 31, 1995 was $250,000.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162 of the Internal Revenue Code of 1986, as amended (the "Code"), limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1 million or meets certain specified conditions (including shareholder approval). Based on the Company's current compensation plans and policies and recently released regulations interpreting this provision of the Code, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction for executive compensation.

    SUMMARY. The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's performance. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE

                                          I. Jay Goldfarb
                                          Stuart L. Kreisler
                                          Howard Platt

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Committee consists of Directors Goldfarb, Kreisler and Platt. No executive officer of the Company served on the compensation committee of another entity or any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

    S CORPORATION TERMINATION, TAX ALLOCATION AND INDEMNIFICATION AGREEMENT. The Company and Mr. Edelman, Ms. Edelman and Mr. Kreisler (collectively, the "Principal Shareholders") are parties to an S Corporation Termination, Tax Allocation and Indemnification Agreement (the "Tax Agreement") relating to their respective income tax liabilities. Because the Company has been fully subject to corporate income taxation since the date of the termination of its status as an S Corporation on December 3, 1991 (the "Termination Date"), the reallocation of income and deductions between the period during which the Company was treated as an S Corporation and the period during which the Company is subject to corporate income taxation may increase the taxable income of one party while decreasing that of another party. Accordingly, the Tax Agreement is intended to assure that taxes are born by the Company on the one hand and the Principal Shareholders on the other only to the extent that such parties received the related income. Subject to certain limitations, the Tax Agreement generally provides that the Principal Shareholders will be indemnified by the Company with respect to federal and state income taxes (plus interest and penalties) shifted from a Company taxable year subsequent to the Termination Date to a taxable year in which the Company was an S Corporation, and the Company will be indemnified by the Principal Shareholders with respect to federal and state income taxes (plus interest and penalties) shifted from an S Corporation taxable year to a Company taxable year subsequent to the Termination Date. The Tax Agreement also provides that the Principal Shareholders will indemnify the Company against any claims arising out of or based upon any material liabilities of the Company that were not reflected (or subject to adequate reserves) in the Company's financial statements as of December 4, 1991. Any payment made by the Company to the Principal Shareholders pursuant to the Tax Agreement may be considered by the Internal Revenue Service or state taxing authorities to be non-deductible by the Company for income tax purposes.

    SHAREHOLDERS AGREEMENT. The Company and the Principal Shareholders are parties to the Shareholders Agreement, which contains standstill provisions, transfer restrictions and voting restrictions applicable to Mr. Kreisler and Ms. Edelman and transfer restrictions applicable to Mr. Edelman.

    The Shareholders Agreement provides that Mr. Kreisler may not, subject to certain exceptions, acquire additional shares of the Company's voting stock without Mr. Edelman's prior consent, if after such acquisition Mr. Kreisler would own more than 20% of the outstanding voting stock of the Company. Mr. Edelman has a right of first refusal on all proposed transfers of shares by Mr. Kreisler, except transfers made directly to the Company, sales pursuant to a registered underwritten public offering, sales pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), sales made in response to a tender offer which is not opposed by the Board of Directors of the Company, inter vivos gifts, including charitable donations, and transfers to and from Mr. Kreisler's estate in the event of his death. Mr. Kreisler has a parallel right of first refusal on all proposed transfers of shares by Mr. Edelman. Pursuant to the Shareholders Agreement, Mr. Kreisler must vote his shares on matters submitted to the Company's shareholders in the same proportion that Mr. Edelman votes his shares; provided, however, that with respect to the election of directors only, Mr. Kreisler is allowed to vote for himself as director any shares owned by him, except that if he owns more shares than necessary to ensure his own election, he is allowed to vote for himself as director only the minimum number of shares necessary to ensure his own election. The Shareholders Agreement provides that Mr. Kreisler will not solicit proxies or actively participate in any contested election without the prior consent of Mr. Edelman. Mr. Kreisler and, in the event of Mr. Kreisler's death, Mr. Kreisler's estate, have certain demand and piggyback registration rights. Mr. Kreisler's restrictions expire upon the earliest to occur of (i) such time as Mr. Edelman is no longer an officer or director of the Company, (ii) such time as Mr. Edelman no longer owns at least 20% of the Company's voting stock and (iii) December 11, 1996. Mr. Kreisler's right of first refusal on proposed transfers by Mr. Edelman expires upon the earliest to occur of (i) such time as Mr. Kreisler is no longer a director of the Company, (ii) such time as Mr. Kreisler owns less than 10% of the Company's voting stock and (iii) December 11, 1996.

    The Shareholders Agreement addresses the voting control and ownership of Ms. Edelman's shares in the event that the Edelmans are divorced, as follows. First, Ms. Edelman will be prohibited, subject to certain exceptions, from acquiring additional shares of the Company's voting stock without Mr. Edelman's prior consent, if after such acquisition Ms. Edelman would own more than 20% of the outstanding voting stock of the Company. Second, Mr. Edelman, initially, and then Mr. Kreisler will have a right of first refusal on all proposed transfers by Ms. Edelman, subject to the same exceptions as Mr. Kreisler's and Mr. Edelman's transfer restrictions. Third, Ms. Edelman will have the right during the two year period after the date the divorce becomes final to require Mr. Edelman to purchase her shares at the then prevailing market value. Fourth, Ms. Edelman will agree to vote her shares on all matters submitted to the Company's shareholders (including the election of directors) in the same proportion that Mr. Edelman votes his shares. Ms. Edelman's standstill, transfer and voting restrictions terminate, whether or not the Edelmans are divorced, upon the earliest to occur of (i) such time as Mr. Edelman is no longer an officer or director of the Company, (ii) such time as Mr. Edelman owns less that 20% of the Company's voting stock and (iii) December 11, 1996. Ms. Edelman and her estate will have registration rights similar to those of Mr. Kreisler.

PERFORMANCE GRAPH

    The information contained in the graph below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

    The following graph illustrates the cumulative total return (based on a $100 investment) among the Company, the NASDAQ Market Index and the Peer Group Index for the period commencing on the date of the Company's initial public offering through December 31, 1995:


                            CUMULATIVE TOTAL RETURN
                               SAM & LIBBY, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            SAM & LIBBY, INC.       MG GROUP INDEX        NASDAQ MARKET INDEX
                         100.00                100.00                      100.00
1991                     125.40                119.66                      108.65
1992                      30.16                130.69                      109.72
1993                      13.49                100.13                      131.61
1994                       5.95                120.66                      138.17
1995                       6.35                147.44                      179.22



PRINCIPAL SHAREHOLDERS AND DIRECTORS

    Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") and with the National Association of Securities Dealers, Inc. Such officers, directors and shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and 10% Shareholders were complied with.

                     INFORMATION INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

        (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, as amended (the Form "10-K"); and

        (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 30, 1996 (the "Form 10-Q").

    A copy of the Form 10-K, the Form 10-Q and the Chief Executive Officer's Letter to Shareholders dated August 1, 1996, which together comprise the Company's 1995 Annual Report to Shareholders, is being delivered together with this Proxy Statement to holders of the Company's Common Stock as of the Record Date. The Chief Executive Officer's Letter is not incorporated by reference into this Proxy Statement and shall not be considered to be a part of this Proxy Statement, nor shall it be considered to have been filed with the Securities and Exchange Commission.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: August 1, 1996

                                                                       EXHIBIT A

                   TRADEMARK AND INTELLECTUAL PROPERTY RIGHTS
                          PURCHASE AND SALE AGREEMENT

    This TRADEMARK AND INTELLECTUAL PROPERTY RIGHTS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of this 2nd day of July, 1996 by and among SAM & LIBBY, INC., a California corporation ("Seller"), and with respect to those sections of this Agreement referenced below the signatures of each of the Shareholders (as defined below) on the signature page of this Agreement, SAMUEL L. EDELMAN, individually and as trustee of any and all trusts for which he serves as trustee which may hold shares of Seller's capital stock and have voting rights of such stock, LOUISE B. EDELMAN, individually and as trustee of any and all trusts for which she serves as trustee which may hold shares of Seller's capital stock and have voting rights of such stock, and STUART L. KREISLER individually (collectively, the "Shareholders"), and MAXWELL SHOE COMPANY INC., a Delaware corporation ("Buyer").

                                   RECITALS:

    A. Seller is the owner of each of those certain trademarks, trade names, service marks, logos and common law and similar rights used and/or registered in the United States and worldwide (the "Trademarks"), as identified on Exhibit A attached hereto.

    B. Subject to the terms and conditions set forth herein, Seller desires to sell to Buyer ownership rights to each of the Trademarks and all rights associated therewith and Buyer desires to acquire the same.

                                   AGREEMENT:

    NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto covenant and agree as follows:

    1. AGREEMENT TO SELL AND PURCHASE. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) the Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase, all right, title, benefit and interest in and to the Trademarks together with the goodwill symbolized by and associated with the Trademarks.

    2. CONSIDERATION TO BE PAID BY BUYER. The purchase price for the Trademarks shall be $5.5 million cash (the "Purchase Price"). Buyer agrees to pay: (i) on or before July 8, 1996 the amount of $200,000 (the "Initial Payment"), to be held in escrow until the Closing (as defined below) by a third person mutually satisfactory to Buyer and Seller; and (ii) at Closing (as defined below) the amount of $5.1 million, with the remaining $200,000 of the Purchase Price (the "Balance Payment") to be paid on April 30, 1997, such Balance Payment to be made only if all of Seller's and all of the Shareholders' material obligations under this Agreement have been satisfied in full. In the event Buyer does not deliver the Initial Payment into an escrow account on or before July 8, 1996, Buyer shall deliver the Initial Payment to Seller in full in cash on or before July 10, 1996.

    3. NO ASSUMPTION OF LIABILITIES. Buyer and Seller hereby acknowledge and agree that Buyer shall not assume or be obligated to perform any liabilities or obligations of Seller, or any related or affiliated party, whether express, implied, fixed, accrued, contingent, liquidated or unliquidated, known or unknown, whether presently in existence or arising hereafter.

    4. CLOSING. The closing of the transactions herein contemplated shall, unless another date, time or place is agreed to in writing by the parties hereto, take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York, no later than two business days after the shareholder meeting referred to in Section 10.1 below, but in no event later than September 4, 1996 (the "'Closing" or "Closing Date"), if all conditions to closing shall have been fulfilled on or before such date.

    5. METHOD OF PAYMENT. All funds to be delivered to Seller at Closing shall be delivered by wire transfer in immediately available funds to an account of Bank of New York Financial Corporation, or its applicable affiliate ("Bank of New York"), for the benefit of Seller, which account shall be designated by Seller in writing at least two business days prior to the Closing Date. The Balance Payment to be delivered to Seller on April 30, 1997 shall be delivered by wire transfer in immediately available funds to an account of Bank of New York for the benefit of Seller, which account shall be designated by Seller in writing at least two business day prior to April 30, 1997.

    6.   REPRESENTATIONS  AND  WARRANTIES  OF SELLER.    Seller  represents  and
warrants to Buyer that:

        6.1 ORGANIZATION AND GOOD STANDING. Seller is duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in all jurisdictions where Seller's operations require same which would have a material impact on any of the Transactions (as defined below).

        6.2 AUTHORIZATION OF AGREEMENT. Subject to obtaining any required approval of the holders of the shares of capital stock of Seller, Seller has, and has obtained, all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Subject to obtaining any required approval of the holders of capital stock of Seller, this Agreement and all other agreements and instruments to be executed by Seller in connection herewith have been (or upon execution will have been) duly executed and delivered by Seller, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally.

        6.3 TITLE TO TRADEMARKS. Except as set forth on Schedule 6.3, Seller has full and unrestricted title in all jurisdictions as set forth on Exhibit A to each of the Trademarks, free and clear of any liens, mortgages, encumbrances, security interests or third party claims of any kind ("Liens") and at Closing Buyer shall own in fee undisputed and unrestricted title to the Trademarks, free and clear of any and all Liens.

        6.4 AGREEMENT NOT IN BREACH OF OTHER INSTRUMENTS. Subject to the consent of Bank of New York, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any material agreement, indenture or other instrument to which Seller is a party or by which it is bound, Seller's Articles of Incorporation or bylaws, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to Seller or the Trademarks.

        6.5 CONSENTS OF THIRD PARTIES AND REGULATORY APPROVAL. Except for the consent of Bank of New York, and the approval by Seller's shareholders, no consents of any third parties are required to consummate the transactions contemplated by this Agreement. No consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or any other governmental or administrative body is required on the part of Seller for the consummation by it of the transactions contemplated by this Agreement.

        6.6 THE TRADEMARKS. Exhibit A to this Agreement is a schedule of all the Trademarks, their registrations owned or utilized by Seller, and pending applications therefor, or in which Seller has any rights or licenses worldwide, together with the current status and a brief description of each. All Trademarks, registrations and applications listed on Exhibit A to this Agreement are valid, enforceable and subsisting, and have not been abandoned or canceled and have not expired. Seller has full title and ownership in and rights to utilize all the Trademarks necessary for or used in its business as now or previously conducted without any infringement of the rights of others. Seller has not received any communications nor is it aware of any entity alleging that

    Seller has infringed upon or, by conducting its business as currently conducted, would infringe upon, nor is Seller aware that by conducting Seller's business Seller would infringe upon any intellectual property right of any other person or entity. Seller is not aware of any infringement of the Trademarks by third parties and Seller has used and uses its commercially reasonable best efforts to prevent any infringement of the Trademarks by third parties. None of the Trademarks is the subject of, or will be affected by, any existing action, proceeding, claim, demand or judgment to which Seller is a party or of which it is aware, the outcome of which could impair Buyer's ability to use the Trademarks in an unrestricted fashion. Except as set forth in Exhibit A and Schedule 6.3 and except as contemplated by Section 9.1 of this Agreement, Seller is not a party to any license, agreement or arrangement, whether as licensor, licensee, franchisor, franchisee or otherwise, with respect to the Trademarks or applications for them. Seller owns or holds adequate licenses or other rights to use all of the Trademarks necessary for its business as now conducted by Seller, and that use does not, and will not violate any rights of others. Seller has the power, right and authority to sell to Buyer all of the Trademarks and all such licenses or other rights.

        6.7 DISCLOSURE. The information provided by Seller in this Agreement does not and will not, to Seller's knowledge, contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by Seller to Buyer pursuant hereto were or will be, to Seller's knowledge, complete and accurate records of such documents.

    7.    REPRESENTATION  AND  WARRANTY  OF  THE  SHAREHOLDERS.    Each  of  the
Shareholders represents and warrants to Buyer that:

        7.1 ABILITY TO VOTE STOCK WITHOUT RESTRICTION. Such Shareholder has the absolute right or obligation, without any restrictions whatsoever, as of the date hereof, and will have such right or obligation at the shareholder meeting referenced in Section 10.1 below, to vote the number of shares of capital stock of Seller held by such Shareholder, as set forth below such Shareholder's signature on the signature page of this Agreement, in favor of the Transactions, as defined below. Each such Shareholder's shares of capital stock of Seller are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding which prohibits such vote, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting of such Shareholder's shares, except as contemplated by Section 10.5 of this Agreement.

    8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

        8.1 ORGANIZATION AND GOOD STANDING. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in all jurisdictions where Buyer's operations require same.

        8.2 AUTHORIZATION OF AGREEMENT. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements herein contemplated to be executed by Buyer in connection herewith have been (or upon execution will have been) duly executed and delivered by Buyer, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid and binding obligations of Buyer.

    9.  CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES.

        9.1  LICENSE TO SELLER.

        (a) On the Closing Date, Buyer agrees to license to Seller, for the consideration of $1.00 payable to Buyer at Closing, the Trademarks listed in Exhibit B to this Agreement (the "License") for the sole purpose to allow Seller to: (i) sell its existing inventory as listed in Exhibit C to this Agreement (the "Inventory"); and (ii) fill its customer orders outstanding as of the Closing Date and as shown in Exhibit D to this Agreement from those purchase orders as shown in Exhibit C to this Agreement. The License shall be effective for the period commencing from the Closing Date through and including April 30, 1997. In the event Seller has not sold and shipped the Inventory to independent third parties on or before April 30, 1997, Seller agrees to remove or cause to be completely illegible any and all Trademarks from or on the remaining Inventory. Seller agrees that the quality of any and all goods and products Seller may manufacture pursuant to this Section 9.1(a) shall be the same or at least as good as the quality of similar goods and products manufactured by Seller prior and up to the date hereof.

        (b) Buyer and Seller agree that any proceeds derived from Seller's sale of the Inventory and from the filling of outstanding orders pursuant to
    Section 9.1(a) above shall belong to Seller.

        (c) Seller shall provide to Buyer within 15 days after the end of each month a written report containing inventory of footwear held or owned by Seller containing any Trademarks (by units and cost), inventory received during the month, shipments made by Seller of any such footwear during the prior month, to whom such footwear was sold and the prices for which such footwear was sold.

        9.2   MANUFACTURE AND  IMPORTATION OF  GOODS.   Except as  set forth  in
    Section 9.1(a), Seller agrees that after the Closing Date, it will not import nor manufacture domestically, nor market, sell or distribute, any goods or other products which bear, mention or note any of the Trademarks on such goods or products.

        9.3 LAS VEGAS SHOE SHOW. Buyer agrees to reimburse Seller, on the Closing Date, the amount of $11,500, which represents the amount Seller has paid as a deposit for reservation of show space (the "Show Space") at the Western Shoe Association show in Las Vegas, Nevada in August 1996 (the "WSA Show"). In the event the Show Space may not be rented by Buyer, Seller agrees to act as Buyer's agent for purposes of renting the Show Space at the WSA Show for Buyer's use. In any event, Buyer and Seller agree that Buyer shall have use of and entitlement to the Show Space without interference by Seller at the WSA Show.

        9.4  PROTOTYPE  SAMPLES EXPENSE.   Buyer agrees to  reimburse Seller  at
    Closing for Seller's Spring 1997 prototype samples expense which have been invoiced and paid by Seller in an amount not to exceed $17,000.

        9.5 ADVERTISING AND POINT-OF-PURCHASE MATERIALS. Buyer and Seller agree that all advertising, in-store point-of-purchase and promotional materials and displays located in all retail customer locations and Seller-owned retail locations shall belong solely to Buyer as of the Closing Date. In addition, Seller agrees to sell to Buyer at the Closing, at Buyer's option, point of purchase items, if Buyer desires to purchase such items, located in Seller's warehouse in Harrisburg, Pennsylvania, on which items any of the Trademarks appear, for a purchase price equivalent to 50% of Seller's cost of such items.

        9.6 PUBLICITY. Buyer, on the one hand, and Seller and the Shareholders, on the other hand, agree that until Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

        9.7 CONSENT OF BANK OF NEW YORK. Between the date hereof and the Closing Date, Seller shall use all reasonable efforts to obtain the written consent of Bank of New York to all the transactions contemplated by this Agreement.

        9.8 RECORDING OF BUYER'S OWNERSHIP INTEREST IN TRADEMARKS. Buyer shall assume all obligations and bear all costs associated with recording its ownership interest in the Trademarks. Seller shall execute and deliver to Buyer, at Buyer's expense, such instruments of sale, transfer, conveyance, assignment and delivery in recordable form, and consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Buyer in order to record with any government authority the transfer of ownership in the Trademarks from Seller to Buyer and to reflect termination of Seller's interest in the Trademarks, and Seller shall cause to be executed and delivered to Buyer, at Seller's cost, such releases and third party consents as may be reasonably necessary to deliver to Buyer all right, title and interest of Seller in and to the Trademarks free and clear of all Liens.

        9.9 FURTHER ASSURANCES. From time to time after the Closing, Seller will execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Buyer in order to vest in Buyer all right, title and interest of Seller in and to the Trademarks free and clear of all Liens and otherwise in order to carry out the purpose and intent of this Agreement.

        9.10 USE OF CERTAIN NAMES. Each of Buyer and Seller agrees that after July 25, 1996, neither will in any way utilize or display either of the names "Sam Edelman" or "Libby Edelman," or any names similar to such names, in or on any product of Buyer or Seller. Each of Samuel L. Edelman and Louise B. Edelman agree not to use either of the names "Sam Edelman" or "Libby Edelman," or any names similar to such names, appearing in or on any footwear product or apparel product for three years from July 25, 1996.

        9.11   REMOVAL OF TRADE  NAMES AND TRADEMARKS.   Except as authorized by
    Section 9.1(a), Seller agrees to remove or cease to use, within one week of the Closing Date, any and all of the Trademarks which appear: (i) on all showrooms wherever located; (ii) in Seller's retail store located in Vacaville, California; and (iii) on all letterhead, business cards, billing statements, invoices and all other documents of any nature (except for stock certificates outstanding as of the Closing Date). Seller further agrees to remove on or before December 31, 1996, any and all of the Trademarks which appear in Seller's retail store located in the Beverly Center shopping center in Los Angeles, California (the "Beverly Center Store"). Seller also agrees to refrain from answering telephones with the name of any of the Trademarks or otherwise holding itself out as in any way associated with the Trademarks.

        9.12 SELLER'S SALES REPRESENTATIVES AND EMPLOYEES. Buyer and Seller agree that from the date hereof, Buyer shall have the right to communicate with and solicit Seller's sales representatives and Seller's employees to discuss the possibility of such persons being employed by or representing Buyer.

        9.13 REIMBURSEMENT FOR SALES COMMISSIONS. Buyer agrees to reimburse Seller, at the Closing, an aggregate amount of $35,000 for sales commissions Seller has paid to its independent sales representatives during the month of June 1996.

        9.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Buyer, Seller and the Shareholders agree that the respective representations and warranties contained in this Agreement shall terminate on the second anniversary of the Closing Date.

    10.  COVENANTS.

        10.1 SHAREHOLDER MEETING AND BOARD RECOMMENDATION. Seller shall schedule a meeting of its shareholders to be held no later than August 30, 1996, for the purpose of approving the transactions contemplated by this Agreement (the "Transactions"), and Seller's Board of Directors shall file with the Securities and Exchange Commission (the "SEC"), and shall solicit proxies through, a proxy statement, a preliminary filing of which shall be filed with the SEC on or before July 19, 1996, and which shall be mailed to Seller's shareholders as soon as possible after completion of SEC review and Seller's responses thereto, if any, of the preliminary proxy statement, and which proxy statement shall recommend to Seller's shareholders approval of the Transactions.

        10.2 MAINTENANCE OF BUSINESS. During the period from the date hereof to the Closing Date, Seller will carry on its business in the ordinary course and in substantially the same manner as it has prior to the date of this Agreement and agrees not to enter into any material agreements with respect to the Trademarks or take any other significant actions with respect to the Trademarks without the prior written consent of Buyer.

        10.3 OTHER DISCUSSIONS. From and after the date of this Agreement until the Closing or this Agreement is terminated in accordance with its terms, neither Seller nor any of its officers, directors, agents or representatives (including the Shareholders) will initiate discussions, solicit or negotiate (including providing any non-public information concerning its business), or authorize any person or entity to discuss, solicit or negotiate on its or their behalf, with any other party concerning the possible sale or disposition of all or substantially all of Seller's business, assets or capital stock or the Trademarks. Seller will immediately notify Buyer, however, if any offer is received from a potential purchaser or of any discussions with a potential purchaser regarding the Trademarks or the capital stock of Seller or any of its assets outside the ordinary course.

        10.4 BEST EFFORTS. Each party will use its reasonable best efforts to cause all conditions to the Closing to be satisfied as soon as practicable. Each party shall use its reasonable best efforts to obtain any consents necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement, and in particular Seller shall use all reasonable efforts to obtain the consent of Bank of New York.

        10.5 SHAREHOLDER VOTE. Each of the Shareholders, individually and in all other capacities, as Trustee or otherwise, agrees to vote all of the shares of capital stock of Seller held of record or beneficially by them in favor of the Transactions. Seller will provide to all holders of its capital stock entitled to vote upon or consent to the Transactions such information as is necessary to satisfy all requirements of applicable federal and state securities laws and California corporate law in connection with the submission of the Transactions to such shareholders for their approval. This
    Section 10.5 shall constitute the written instructions by each of the Shareholders to each of the other Shareholders to vote their respective shares of capital stock of Seller in favor of the Transactions as required or contemplated by any agreements by and among or between the Shareholders.

        10.6 ADDITIONAL SHARE ISSUANCES. Seller agrees that it shall not issue any capital stock or securities convertible into capital stock ("Seller's Securities") between the date hereof and the Closing Date if the issuance of such Seller's Securities would cause the aggregate number of shares of capital stock of Seller held by the Shareholders (without including the affirmative vote of shares of Seller's capital stock not held by the Shareholders (other than those shareholders of Seller referred to in Section
    10.9 below)) to represent less than the requisite number of voting securities of Seller required to approve the Transactions under applicable law at the shareholder meeting referred to in Section 10.1 above.

        10.7 TRANSFER OF SHARES BY SHAREHOLDERS. Each of the Shareholders individually and in all other capacities, as trustee or otherwise, agrees that he or she will not sell or otherwise transfer any of the shares of Seller's capital stock held by him or her between the date hereof and the Closing Date unless the purchaser or transferee of such shares agrees in writing, in a form reasonably satisfactory to Buyer and its counsel, to vote all of such shares of capital stock of Seller in favor of the Transactions at the shareholder meeting referred to in Section 10.1 above.

        10.8 ACCESS TO INFORMATION. Buyer will have reasonable access to the facilities, employees and records of Seller; provided, however, in no event shall such access be permitted to interfere with the day to day operations of Seller.

        10.9 AGREEMENT TO VOTE SHARES BY SHAREHOLDERS RECEIVING SELLER'S STOCK IN EXCHANGE FOR DEBT OF SELLER. Seller agrees to provide to Buyer, no later than July 9, 1996, in a form reasonably satisfactory to Buyer and Buyer's counsel, a written agreement from those holders of Seller's capital stock whose shares are necessary, when aggregated with the Shareholders' shares, to constitute the requisite number of voting securities of Seller required to approve the Transactions under applicable law, to the effect that such holders will vote in favor of and will approve the Transactions at the shareholder meeting referred to in Section 10.1 above. It is contemplated that the agreement referred to in the previous sentence will be executed and delivered by persons who have recently or will become shareholders of Seller by virtue of their exchanging debt obligations owed to them by Seller for Seller's common stock.

    11.  CONDITIONS TO CLOSING.

        11.1 The obligations of Buyer and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of all of the following conditions:

           (a) NO ACTION OR PROCEEDING. No claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the Transactions or the obtaining of material damages or other relief in connection therewith.

           (b) COMPLIANCE WITH LAW. There shall have been obtained all permits, approvals and consents of all governmental bodies or agencies which counsel for Buyer or for Seller may reasonably deem necessary or appropriate so that consummation of the Transactions will be in compliance with applicable laws.

        11.2 The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to Closing, of all of the following conditions (any one or more of which conditions may be waived within the sole and absolute discretion of Buyer, provided, however, that no such waiver of any condition constitutes a waiver by Buyer of any of its other rights or remedies, at law or equity, in the event Seller or any of the Shareholders breaches this Agreement):

           (a) BANK OF NEW YORK CONSENT. The consent of Bank of New York shall have been obtained in written instruments reasonably satisfactory to
       Buyer.

           (b) REMOVAL OF LIENS FILED OR RECORDED AGAINST SELLER. Any and all documents recorded or filed against Seller or the Trademarks pursuant to the terms of the documents of Bank of New York reflecting Seller as debtor or reflecting Liens placed on or against the Trademarks shall be terminated or modified to delete any reference to Seller or the Trademarks, effective as of the Closing Date.

           (c) SECRETARY'S CERTIFICATE. Buyer shall have received from the Secretary of Seller a certificate, dated the Closing Date, to the effect that resolutions of Seller's Board of Directors authorizing the Transactions have been duly and validly adopted and remain in full force, and certifying as to the incumbency of the officer of Seller executing this Agreement.

           (d)   SHAREHOLDER APPROVAL.   Seller  shall have  received the  valid
           approval by Seller's shareholders of the Transactions.

           (e)   BOARD OF DIRECTORS APPROVAL.   Buyer's Board of Directors shall
           have approved the Transactions.

           (f) CHANGE IN NAMES. Seller shall have prepared and delivered to Buyer for filing with the appropriate governmental or other authorities the necessary documents and instruments with instructions permitting Buyer to file such documents and instruments in order to change the names of the following corporations or entities: Sam & Libby, Inc., Sam &

       Libby (HK) Limited, Sam & Libby Brazil and Sam & Libby Outlets, Inc. such that the new names of such corporations or entities shall not resemble the current names or contain in any way any of the Trademarks as listed in Exhibit A to this Agreement.

           (g)  AGREEMENTS NOT TO COMPETE.  Each of Samuel L. Edelman and Louise
           B. Edelman shall have entered into non-compete agreements, substantially in the form of Exhibit E to this Agreement (each a "Non-Compete Agreement"), with Buyer, which agreements shall provide, among other things, that each of Samuel L. Edelman and Louise B. Edelman's ability to participate actively in the branded footwear business from the date hereof through December 31, 1996 shall be restricted to certain conditions enumerated therein.

           (h) OPINION OF SELLER'S TRADEMARK COUNSEL. Buyer shall receive at the Closing an opinion of Peter M. Eichler of the law firm Troop
       Meisinger Steuber & Pasich, LLP, special trademark counsel to Seller, that Seller owns all right, title and interest in and to the Trademarks as described in Exhibit A to this Agreement, that such counsel is not aware of any claim to the contrary or any challenge by any person or entity to the rights of Seller with respect to the foregoing and that upon consummation of the Transactions Buyer shall own and be vested with all right, title and interest in and to the Trademarks, free and clear of all Liens.

           (i)    OPINION  OF SELLER'S  COUNSEL.    Buyer shall  receive  at the
           Closing:

               (x) an opinion of Wilson, Sonsini, Goodrich & Rosati, corporate counsel to Seller, in form and substance satisfactory to counsel for Buyer, to the effect that: (A) Seller is a corporation duly incorporated and validly existing in good standing under the laws of the State of California; (B) Seller has the requisite corporate power and authority to enter into and carry out the Transactions; (C) the execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations under this Agreement, have been duly authorized by all necessary corporate action on the part of Seller; and (D) the execution, delivery or performance of this Agreement by Seller will not (1) conflict with or violate the Articles of Incorporation or the Bylaws of Seller; (2) conflict with, result in a material breach of or a material default under any material agreements of Seller known to such counsel; or (3) violate or contravene any United States federal or California state law, statute, rule or regulation applicable to Seller or result in or require the creation or imposition of any lien on any properties or revenues of Seller; and

               (y) an opinion of Kaufmann, Feiner, Yamin, Gildin & Robbins LLP, counsel to Seller, in form and substance satisfactory to counsel for Buyer, to the effect that: (A) this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally or by general principles of equity, whether considered in a proceeding in equity or at law; and (B) the execution, delivery or performance of this Agreement by Seller will not: (1) conflict with, result in a material breach of or a material default under any material agreements of Seller known to such counsel; or (2) violate or contravene any United States federal or New York state law, statute, rule or regulation applicable to Seller or result in or require the creation or imposition of any lien on any properties or revenues of Seller.

           (j) REPRESENTATIONS AND WARRANTIES OF SELLER TRUE. Each of the representations and warranties of Seller contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date.

           (k) REPRESENTATION AND WARRANTY OF SHAREHOLDERS TRUE. The representation and warranty of each of the Shareholders contained in
       Section 7.1 shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date.

           (l) DELIVERY OF TRADEMARK ASSIGNMENTS. Seller shall have delivered to Buyer in recordable form assignments of the Trademarks, which assignments shall have been executed and acknowledged by Seller, as well as any and all other documents and instruments reasonably necessary to transfer title and interest in and to the Trademarks, free and clear of all Liens, to Buyer and to consummate the transactions contemplated herein.

           (m)   AGREEMENT TO VOTE SHARES.   Buyer shall have received, no later
           than July 9, 1996, the agreements required by Section 10.9 above.

        11.3 The obligations of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to Closing, of all of the following conditions (any one or more of which conditions may be waived within the sole and absolute discretion of Seller, provided, however, that no such waiver of any condition constitutes a waiver by Seller of any of its other rights or remedies, at law or equity, in the event Buyer breaches this Agreement):

           (a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of Buyer contained in this Agreement or in any document delivered pursuant hereto shall be true and correct in all material respects on the Closing Date with the same effect as if made on the Closing Date.

    12. INDEMNIFICATION. For purposes of this Section 12, "Affiliate" of a party shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such party.

        12.1  INDEMNIFICATION BY SELLER.

        (a) Seller shall, for a period of two years from and including the date hereof, indemnify and hold harmless Buyer and each of its Affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all claims, losses, damages, liabilities, declines in value, penalties, interest, costs and expenses (including, without limitation, any attorneys', accountants' and consultants' reasonable fees and other expenses) reasonably incurred by Buyer or its respective Affiliated Parties, together with interest on cash disbursements in connection therewith, at an annual rate equal to the prime rate as reported by the Bank of Boston (the "Prime Rate") then in effect, from the date such cash disbursements were made by Buyer or any of its Affiliated Parties until paid by Seller, in connection with each and all of the following:

           (i) Any breach of any representation or warranty made by Seller in this Agreement or pursuant hereto, which relates to, is associated with or arises from any matter related to those Trademarks relating to footwear or apparel (the "Footwear and Apparel Trademarks");

           (ii) Any misrepresentation contained in any written statement or certificate furnished by Seller pursuant to this Agreement, which relates to, is associated with or arises from any matter related to the Footwear and Apparel Trademarks; or

          (iii) Any breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other instrument delivered in connection with this Agreement, which relates to, is associated with or arises from any matter related to the Footwear and Apparel Trademarks.

        (b) Seller shall, for a period of two years from and including the date hereof, indemnify and hold harmless Buyer and each of its Affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all costs and expenses actually expended (including, without limitation, any reasonable attorneys' fees and such other reasonable and necessary costs and expenses), excluding any and all incidental and/or consequential damages of any nature, together with interest on cash disbursements in connection therewith, at an annual rate equal to the Prime Rate then in effect, from the date such cash disbursements were made by Buyer or any of its Affiliated Parties until paid by Seller, incurred by Buyer or its respective Affiliated Parties, arising out of all claims, losses, damages, liabilities, penalties and interest, excluding any and all incidental and/or consequential damages of any nature, in connection with each and all of the following (except to the extent covered by Section 12.1(a) above):

           (i) Any breach of any representation or warranty made by Seller in this Agreement or pursuant hereto;

           (ii) Any misrepresentation contained in any written statement or certificate furnished by Seller pursuant to this Agreement; or

          (iii) Any breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other instrument delivered in connection with this Agreement.

        (c) No claim, demand, suit or cause of action shall be brought against Seller under this Section 12.1 unless and until the aggregate amount of claims against Seller under this Agreement exceeds $50,000, in which event Buyer shall be entitled to indemnification from Seller for all claims hereunder relating back to the first dollar, provided further, however, that Seller's liability shall in no event exceed the Purchase Price.

        (d) As used in this Section 12.1, any reference to Trademarks relating to apparel shall only mean junior sportswear apparel as previously marketed by Seller.

        12.2 INDEMNIFICATION BY SHAREHOLDERS. Each Shareholder shall, for a period of two years from and including the date hereof, indemnify and hold harmless Buyer and each of its Affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all costs and expenses actually expended (including, without limitation, any reasonable attorneys' fees and such other reasonable and necessary costs and expenses), excluding any and all incidental and/or consequential damages of any nature, together with interest on cash disbursements in connection therewith, at an annual rate equal to the Prime Rate then in effect, from the date that such cash disbursements were made by Buyer or any of its Affiliated Parties, until paid by such Shareholder, incurred by Buyer or its respective Affiliated Parties, arising out of all claims, losses, damages, liabilities, penalties and interest, excluding any and all incidental and/or consequential damages of any nature, in connection with each and all of the following:

           (a) Any breach of Section 7.1 of this Agreement by such Shareholder;

           (b)  Any breach of Sections 9.6  (in his or her individual capacity),
       10.3 (in his or her individual capacity), 10.5 or 10.7 of this Agreement by such Shareholder; or

           (c) As to Samuel L. Edelman and Louise B. Edelman only, any breach of
       Section 9.10 of this Agreement.

    No  claim, demand,  suit or  cause of action  shall be  brought against such
Shareholder under this Section 12.2 unless and until the aggregate amount of claims against all Shareholders under this Agreement and the Non-Compete Agreements exceeds $50,000, in which event Buyer shall be entitled to indemnification from such Shareholder for all claims hereunder relating back to the first dollar, provided, however, that the Shareholders' aggregate liability with respect to breaches of Sections 7.1, 9.10, 10.5 and 10.7 shall in no event exceed the Purchase Price, and provided, further, the Shareholders' aggregate liability with respect to breaches of Sections 9.6 and 10.3 shall in no event exceed $1,000,000.

        12.3 INDEMNIFICATION BY BUYER. Buyer shall, for a period of two years from and including the date hereof, indemnify and hold harmless Seller and each of its Affiliates, directors, officers, employees, attorneys, agents and representatives (collectively, the "Affiliated Parties") in respect of any and all costs and expenses actually expended (including, without limitation, any reasonable attorneys' fees and such other reasonable and necessary costs and expenses), excluding any and all incidental and/or consequential damages of any nature, together with interest on cash disbursements in connection therewith, at an annual rate equal to the Prime Rate then in effect, from the date that such cash disbursements were made by Seller or any of its Affiliated Parties, until paid by Buyer, incurred by Seller or its respective Affiliated Parties, arising out of all claims, losses, damages, liabilities, penalties and interest, excluding any and all incidental and/or consequential damages of any nature, in connection with each and all of the following:

           (a) Any breach of any representation or warranty made by Buyer in this Agreement or pursuant hereto;

           (b) Any breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any other instrument contemplated by this Agreement; or

           (c) Any misrepresentation contained in any statement or certificate furnished by Buyer pursuant to this Agreement or in connection with the Transactions.

    No claim, demand, suit or cause of action shall be brought against Buyer under this Section 12.3 unless and until the aggregate amount of claims against Buyer under this Agreement exceeds $50,000, in which event Seller shall be entitled to indemnification from Buyer for all claims hereunder relating back to the first dollar, provided further, however, that Buyer's liability shall in no event exceed the Purchase Price.

        12.4  MAXIMUM DAMAGES.  Buyer, Shareholders and Seller agree that:

           (a) Subject to the provisions of Section 12.2 with respect to lower maximum amounts of damages, damages in the aggregate to be paid by Seller and/or any one or more Shareholders in any capacity, as the case may be, to Buyer under Sections 12.1 and/or 12.2 hereof and under Section 2 of the Non-Compete Agreement shall in no event exceed Five Million Five Hundred Thousand Dollars ($5,500,000) for any and all claims under this Agreement of any and all natures, so that the maximum amount which shall be paid to Buyer from Seller and all Shareholders under Sections 12.1 and
       12.2 in any capacity and pursuant to this Agreement and all Non-Compete Agreements shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000).

           (b) Any sums paid to Buyer under the provisions of Section 2 of the Non-Compete Agreement shall be applied to reduce the maximum amount of liability of Seller and/or any one or more Shareholders in any capacity, as the case may be, under Sections 12.1 and/or 12.2 hereof, as the case may be;

           (c) Any sums paid by Seller and/or any one or more Shareholders in any capacity, as the case may be, to Buyer under Section 12.1 and/or 12.2 of this Agreement shall be applied to reduce the maximum liability under
       Section 2 of the Non-Compete Agreement; and

           (d) Damages to be paid by Buyer to Seller under Section 12.3 hereof shall, in the aggregate, in no event exceed Five Million Five Hundred Thousand Dollars ($5,500,000) for any and all claims under this Agreement of any and all natures.

    13.  MISCELLANEOUS.

        13.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given on the next business day if delivered personally or by telecopier (with a confirming copy sent via Federal Express or other international courier) to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

IF TO BUYER:               Maxwell Shoe Company Inc.
                           101 Sprague Street
                           Hyde Park (Boston), Massachusetts 02136
                           Attention: Mark J. Cocozza, President
                           Facsimile: (617) 364-9058
                           Telephone: (617) 333-4028

With a concurrent copy
 to:                       Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, California 90071
                           Attention: Jonathan K. Layne, Esq.
                           Facsimile: (213) 229-7520
                           Telephone: (213) 229-7141

IF TO SELLER:              Sam & Libby, Inc.
                           58 West 40th Street
                           New York, New York 10018
                           Attention: Kenneth Sitomer,
                           Chief Operating Officer and Chief Financial
                           Officer
                           Facsimile: (212) 944-4837
                           Telephone: (212) 782-4830

With a concurrent copy
 to:                       Kaufmann, Feiner, Yamin, Gildin & Robbins LLP
                           777 3rd Avenue, 24th Floor
                           New York, New York 10017
                           Attention: Michael Yamin, Esq.
                           Facsimile: (212) 755-3174
                           Telephone: (212) 755-3100
                           and
                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Steven L. Berson, Esq.
                           Facsimile: (415) 493-6811
                           Telephone: (415) 493-9300

IF TO SHAREHOLDERS:        Sam Edelman
                           212 Mount Holly Road
                           Katonah, New York 10536
                           Facsimile: (914) 232-7901
                           Telephone: (914) 232-6690

With a concurrent copy
 to:                       Kaufmann, Feiner, Yamin, Gildin & Robbins LLP
                           777 3rd Avenue, 24th Floor
                           New York, New York 10017
                           Attention: Michael Yamin, Esq.
                           Facsimile: (212) 755-3174
                           Telephone: (212) 755-3100
                           and
                           Wilson, Sonsini, Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Steven L. Berson, Esq.
                           Facsimile: (415) 493-6811
                           Telephone: (415) 493-9300

        13.2  ASSIGNABILITY AND PARTIES IN INTEREST.

        (a) This Agreement shall not be assignable by either Buyer or Seller except that Buyer may assign its rights hereunder to, and have its obligations hereunder assumed by, a wholly-owned subsidiary of Buyer without releasing Buyer. This Agreement shall inure to the benefit of and be binding upon Buyer and Seller and their respective permitted successors and assigns.

        (b) This Agreement shall inure to the benefit of and be binding upon each of the Shareholders and their respective permitted successors and assigns.

        13.3 COUNTERPARTS; FAX. This Agreement may be executed by fax and simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

        13.4   FINANCING.   The transactions contemplated  by this Agreement are
    not subject to any financing contingency on the part of Buyer.

        13.5   CERTAIN TAXES.   Except  for those  costs specifically  noted  in
    Section 9.8, all sales, value added, use, transfer, registration, stamp and similar taxes imposed in connection with the sale of the Trademarks shall be borne by Seller.

        13.6 COMPLETE AGREEMENT. This Agreement, together with all Schedules and Exhibits A, B, C, D and E hereto, and any documents delivered or to be delivered pursuant to this Agreement contain or will contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and shall supersede all previous oral and written and all contemporaneous oral negotiations, commitments and understandings.

        13.7    MODIFICATIONS, AMENDMENTS  AND WAIVERS.   None  of the  terms or
    provisions of this Agreement may be modified, amended or waived, except by a written instrument executed by the parties.

        13.8 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        13.9 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

        13.10 EXPENSES. Buyer, on the one hand, and Seller and the Shareholders, on the other hand, will pay their own costs and expenses related to the negotiation, preparation and execution of this Agreement and the transactions contemplated thereby, including, but not limited to, any fairness opinion Seller may receive in connection with the Transactions.

        13.11 TERMINATION BY MUTUAL CONSENT. At any time prior to the Closing, this Agreement may be terminated by the mutual written consent of the parties.

        13.12  INJUNCTIVE RELIEF.

        (a) The parties acknowledge and agree that monetary damages are inadequate and insufficient to fully recompense Buyer for any breaches of this Agreement by Seller or the Shareholders, and therefore, the parties stipulate that Buyer shall be entitled to injunctive relief, specific performance and/or any other appropriate remedy for any breaches by Seller or the Shareholders of this Agreement, including, but not limited to, breaches of Sections 9.1, 9.2, 9.5, 9.10, 9.11 and 10.5 of this Agreement.

        (b) The parties acknowledge and agree that monetary damages are inadequate and insufficient to fully recompense Seller for a breach of Sections 9.1(a) and/or 9.10 of this Agreement by Buyer, and therefore, Buyer and Seller stipulate that Seller shall be entitled to injunctive relief, specific performance and/or any other appropriate remedy for a breach by Buyer of Sections 9.1(a) and/or 9.10 of this Agreement.

        13.13   GOVERNING  LAW.    This Agreement  shall  be  governed  by,  and
    construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of New York.

        13.14 ARBITRATION. Any controversy, dispute or claim based upon, arising out of, in connection with, or in relation to, the Transactions, or based upon any interpretation of, this Agreement, shall be settled, at the written request of any party, by final and binding arbitration conducted in the city of New York, New York. The arbitration shall be conducted by JAMS/Endispute, in accordance with its then existing rules for commercial arbitration. Judgment upon any award rendered by the arbitrator shall be final and binding with no rights of appeal and may be entered by any State or Federal court having jurisdiction thereof. The parties further intend that this arbitration provision shall have the effect of a waiver by all parties to a jury trial. The arbitration shall be conducted by a single arbitrator. The arbitrator shall be chosen by mutual consent of the parties from a list of available arbitrators provided by JAMS/Endispute within ten
    (10) days of receipt of the list. If the parties cannot reasonably agree upon an arbitrator within the ten (10) day period, each party shall select within ten (10) days an arbitrator from the list provided by JAMS/Endispute. The two arbitrators selected will then select a third arbitrator within fifteen (15) days, who will become the sole arbitrator for such controversy, dispute or claim. The arbitrator shall have the power to award Buyer injunctive relief against Seller or any of the Shareholders, pursuant to
    Section 13.12 of this Agreement or otherwise, in the event this Agreement is breached by any such entity or person. The arbitrator shall award to the prevailing party with respect to any matter submitted to arbitration hereunder all reasonable attorneys fees, all expert fees and expenses and all costs as may be incurred in connection with either obtaining or collecting any judgment and/or arbitration award, in addition to any other relief to which that party may be entitled.

    IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

                                          BUYER
                                          MAXWELL SHOE COMPANY INC.,
                                          a Delaware corporation

                                          By:         /s/ MARK J. COCOZZA

                                          --------------------------------------
                                          Name: Mark J. Cocozza
                                          Title: President and Chief Operating
                                          Officer

                                          SELLER
                                          SAM & LIBBY, INC., a California
                                          corporation
                                          By:         /s/ KENNETH SITOMER

                                          --------------------------------------
                                          Name: Kenneth Sitomer
                                          Title: Chief Operating Officer and
                                               Chief Financial Officer

                                          THE SHAREHOLDERS:

                                                   /s/ SAMUEL L. EDELMAN

                                          --------------------------------------
                                          Samuel L. Edelman, individually and as
                                          trustee, if applicable (as to Sections
                                          7.1, 9.6, 9.10, 9.14, 10.3, 10.5,
                                          10.7, 11.2(g), 11.2(k), 12.2, 12.4,
                                          13.2(b), 13.10, 13.12(a) and 13.14 of
                                          this Agreement)

                                          (5,102,822 Shares held as community
                                          property with Louise B. Edelman)

                                                   /s/ LOUISE B. EDELMAN

                                          --------------------------------------
                                          Louise B. Edelman, individually and as
                                          trustee, if applicable (as to Sections
                                          7.1, 9.6, 9.10, 9.14, 10.3, 10.5,
                                          10.7, 11.2(g), 11.2(k), 12.2, 12.4,
                                          13.2(b), 13.10, 13.12(a) and 13.14 of
                                          this Agreement)

                                          (5,102,822 Shares held as community
                                          property with Samuel L. Edelman)

                                                  /s/ STUART L. KREISLER

                                          --------------------------------------
                                          Stuart L. Kreisler individually (as to
                                          Sections 7.1, 9.6, 9.14, 10.3, 10.5,
                                          10.7, 11.2(k), 12.2, 12.4, 13.2(b),
                                          13.10, 13.12(a) and 13.14 of this
                                          Agreement)

                                          (1,158,000 Shares)

                                                                       EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                    OF RESTATED ARTICLES OF INCORPORATION OF
                               SAM & LIBBY, INC.

    The undersigned, Samuel L. Edelman and Steven L. Berson, hereby certify that:

        1. They are the President and the Secretary, respectively, of Sam & Libby, Inc., a California corporation.

        2. Article I of the Articles of Incorporation of this corporation is amended in its entirety to read as follows:

                                         "I

        The name of this corporation is Utopia Marketing, Inc."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors of the corporation.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 13,741,367 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock voting as a single class.

    We further declare under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.

    Executed at New York, New York, this       day of August, 1996.

                                          --------------------------------------
                                          Samuel L. Edelman, President

                                          --------------------------------------
                                          Steven L. Berson, Secretary

                                                                       EXHIBIT C



                    [BERENSON MINELLA & COMPANY LETTERHEAD]

August 1, 1996

Sam & Libby, Inc.
58 W. 40 Street
New York, NY 10018

Gentlemen:

    We are aware that Sam & Libby, Inc. ("the Company") has entered into a Trademark and Intellectual Property Rights Purchase and Sale Agreement dated July 2, 1996 ("the Purchase and Sale Agreement") with Maxwell Shoe Company, Inc. ("Maxwell") providing for the sale of the Company's existing business to Maxwell through the sale of certain trademarks, tradenames, service marks, logos and common law and similar rights (as defined in the Purchase and Sale Agreement, the "Trademarks"), together with the goodwill associated therewith and certain other assets of the Company, for $5,500,000 in cash (the "Transaction"). Following consummation of the Transaction, the Company will cease conducting its present business of importing, marketing, selling and distributing goods and products bearing the Trademarks, except to the extent necessary, as specified in the Purchase and Sale Agreement, to sell any existing inventory and to fill customer orders outstanding on the closing date of the Transaction. You have asked us to render our opinion as to whether the Transaction is fair to the shareholders of the Company from a financial point of view.

    In arriving at our opinion, we have, among other things:

    (i) reviewed the Purchase and Sale Agreement and the proxy statement of the Company (the "Proxy Statement") relating to the annual meeting of shareholders held, among other things, to consider and approve the Transaction;

    (ii) reviewed certain publicly-available business and financial information relating to the Company;

   (iii) reviewed monthly financial forecasts for the Company for the year ending December 1996 prepared by the Company's management and dated as of May 5, 1996 (the "Forecasts");

   (iv) discussed with management of the Company the business of the Company, its prospects, issues relating to its senior management, its relationships with vendors and customers, orders and backlog and other factors relating to its business;

    (v) discussed with senior management of the Company its efforts to obtain financing to support the Company's existing business, and to solicit extraordinary transactions involving the Company's assets or operations, prior to entering into the Purchase and Sale Agreement;

   (vi) discussed with senior management of the Company its view that the Company's branded footwear business is no longer viable as a stand-alone operation, as well as its views as to the Company's present alternatives to the Transaction (and the possibility of a liquidation or bankruptcy of the Company should the Transaction not be consummated), including its views as to the values the Company might expect to receive upon voluntary or involuntary liquidation of the Company;

   (vii) discussed with senior management the terms of the restructuring negotiated with certain creditors of the Company regarding an exchange of certain payables for equity securities of the Company;

  (viii) reviewed  historical stock prices  and trading volumes  of the Company;
         and

   (ix) reviewed such other information and taken into account such other factors as we deemed relevant.

    For purposes of rendering our opinion, we have assumed and relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for independent verification of such information or for any independent valuation or appraisal of any of the assets or liabilities of the Company, including without limitation the Trademarks, nor were we furnished with any such valuations or appraisals. We have relied, with your consent, solely on the management of the Company for estimates of realizable values for certain assets of the Company and the treatment of certain of its liabilities upon a voluntary or involuntary liquidation of the Company. With respect to the Forecasts, we have assumed that they were reasonably prepared on bases reflecting the best estimates and good faith judgment of the Company's management as of their date and that management has informed us of all circumstances occurring since such date that could make the Forecasts incomplete or misleading. We have also assumed, with your consent, that, as of the date of this opinion, the Company has no viable strategic or financing alternatives to the Transaction and it is probable that the Company will be unable to continue as a going concern in the absence of consummation of the Transaction. Since early 1995, we have not been requested to, and did not, solicit (or participate in discussions regarding) proposals (i) from any other parties with respect to the sale of all or any part of the Company or its assets or any alternative transaction or business strategy or (ii) from potential financing sources, nor did we participate in negotiations with respect to the terms of the Transaction or the restructuring negotiated by the Company with certain of its creditors. Our opinion is necessarily based on economic, market and other conditions, and information made available to us, as of the date hereof.

    Our opinion is being provided at the request and for the information of the Board of Directors of the Company in connection with the Transaction, and shall not be reproduced, summarized, described or referred to, or furnished to any other person, without our prior written consent, provided, however, that this letter may be reproduced in full in the Proxy Statement. Our opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Transaction.

    We have in the past provided financial advisory services to the Company and will receive a fee for the rendering of this opinion.

    Based upon and subject to the foregoing, and subject to the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Transaction is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          /s/ Berenson Minella & Company
                                          --------------------------------------
                                          BERENSON MINELLA & COMPANY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           SAM & LIBBY, INC.

                  1996 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of SAM & LIBBY, INC., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 1, 1996, and hereby appoints Samuel L. Edelman and Kenneth M. Sitomer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Shareholders of SAM & LIBBY, INC. to be held on August 15, 1996 at 9:30 a.m., local time, at the offices of the Company located at 58 West 40th Street, New York, New York 10018 and any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:


     1. Proposal to sell certain assets to Maxwell Shoe Company Inc. ("Maxwell"), including approval of an amendment to the Company's Articles of Incorporation in order to change the Company's name to "Utopia Marketing, Inc." as of the Closing of the sale of assets to Maxwell.


          / / FOR          / / AGAINST           / / ABSTAIN

     2.   Election of directors:

          / / FOR all nominees listed below (except as indicated)

          / / WITHHOLD authority to vote for all nominees listed below.

          IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

   Samuel L. Edelman, Louise B. Edelman, Stuart L. Kreisler, I. Jay Goldfarb

     3. Proposal to ratify the appointment of Deloitte & Touche, LLP as the independent public accountants of the Company for the 1996 fiscal year:

          / / FOR          / / AGAINST           / / ABSTAIN

     4. In their discretion upon such other matter or matters which may properly come before the meeting and any continuation(s) or adjournment(s) thereof.


     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE SALE OF ASSETS TO MAXWELL, FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                       Dated:_________________________________


                                       _______________________________________
                                       (SIGNATURE)

                                       _______________________________________
                                       (SIGNATURE)


                                       (This Proxy should be dated, signed by
                                       the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)